UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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LIFE STORAGE, INC.

(Name of Registrant as Specified in its Charter)

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if other than Registrant)

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6467 Main Street

Williamsville, New York 14221

Fellow Shareholders,

In some ways 2020 was the year in which the self-storage world caught up with Life Storage’s innovations.

More than any of our peers, we have been bringing digital innovations to storage to enable people and businesses to store their things safely, reliably, inexpensively, conveniently and in ways customized to their priorities.

Thus, in the early days of the pandemic—in April 2020 when global economies were all but shut down—our rentals remained strong—with half of our rentals that month coming through Rent Now, our state-of-the-art digital, contactless platform.

We see growing—and increasingly mobile—global populations needing more—and more kinds of—convenient and affordable storage. Our digital innovations enable us to meet this demand. They also enable us to steadily reduce certain costs—for example, we were able to reduce same-store payroll every quarter for eight straight quarters through September 30, 2020 as our digital capabilities increased—and freed up capital to invest in growth and in future innovations, including our environmental efficiency-related ones.

*Source:	FactSet; as of March 31, 2021

This combined focus on managing efficiently for the present, while steadily building for an evolving future, are hallmarks of Life Storage since our formation—as illustrated in this long-term total shareholder return chart. We have brought the same discipline and vision to our own board, as our orderly refreshment, including the planned retirement of another one of our founders and our steadily increasing diversity. We plan, in future years, to write to you about how some of our evolving initiatives are bearing fruit and encourage you to read more about what my fellow directors and I worked to address this year in the pages that follow.

Thank you for your investment—and faith—in us.

Sincerely,

Mark G. Barberio

Non-Executive Chair of the Board

April •, 2021

6467 Main Street

Williamsville, New York 14221

Dear Shareholders:

The Notice and Proxy Statement that follow contain details about our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Your proxy is being solicited by the Board of Directors of the Company. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of eight directors to serve until the 2022 Annual Meeting of Shareholders, “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2021, “FOR” the proposal to amend the Charter of the Company to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, and “FOR” the proposal to approve the compensation of the Company’s executive officers.

In an effort to exercise caution with regard to the ongoing public health impact of COVID-19, and to support the health and well-being of our shareholders, partners and employees, this year’s Annual Meeting will be a virtual meeting held exclusively online via live webcast and will not be held at a physical location. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions in writing during the meeting by visiting www.virtualshareholdermeeting.com/LSI2021 and entering your unique voter identification number. Additional information regarding attending the Annual Meeting and voting your shares can be found in the Proxy Statement. The vote of every Shareholder is important, and we believe that hosting a virtual meeting will enable more of our Shareholders to attend and participate in the meeting since our Shareholders can participate from any location around the world with Internet access.

This Proxy Statement and form of proxy are first being made available to Shareholders on April •, 2021.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 27, 2021 • 9:00 a.m. (E.D.T.)

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Life Storage, Inc. (the “Company” or “Life Storage”), which will be a virtual meeting accessible at www.virtualshareholdermeeting.com/LSI2021, will be held on Thursday, May 27, 2021, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

Items of Business:

1.	The election of the eight directors of the Company named in this Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

3.	A proposal to amend the Charter of the Company to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

4.	A proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.

5.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 30, 2021 will be entitled to notice of the meeting and to vote at the meeting.

Voting:

Even if you plan to attend the Annual Meeting virtually, we ask you to please complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet. If you will need special assistance at the meeting, please contact Life Storage Investor Relations at (716) 633-1850. Please note that the Annual Meeting will only be held virtually, and there will be no physical meeting.

The Company is furnishing its proxy statement, proxy and Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) to you electronically via the Internet, instead of mailing printed copies of such materials to each Shareholder. The Company has sent to its Shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access its proxy materials on the Internet, how you can request and receive a paper copy of the proxy statement, 2020 Annual Report and proxy for the Annual Meeting, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 to request proxy materials or 1-800-690-6903 to vote by telephone.

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

Williamsville, New York

April •, 2021

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 27, 2021

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

6467 Main Street

Williamsville, New York 14221

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting. We intend to mail proxy materials to our shareholders on or about April •, 2021.

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Life Storage, Inc. (the “Company”) for the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually over the Internet on Thursday, May 27, 2021 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSI2021 and entering your unique voter identification number. This Proxy Statement and form of proxy are first being made available to Shareholders on April •, 2021.

Voting Matters

Meeting Agenda	Board Recommendation
1. Election of Directors	FOR each nominee

2. Ratify the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR

3. Amendment of the Charter of the Company to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000	FOR

4. Advisory Vote to Approve Compensation of the Company’s Executive Officers	FOR

Life Storage, Inc. 2021 Proxy Statement

COMPANY BRIEF

As of 12/31/20

Life Storage, Inc. 2021 Proxy Statement

OUR DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

WHAT DID WE DO?

There are years in which boards’ actions must become more rapid, more time consuming, and more wide-ranging. The year 2020 was such a year, as the unprecedented scale and unknowns of the pandemic and the accompanying societal changes required us to explore and prepare for an exceptionally wide array of challenges and potential outcomes.

We, the members of the Board, came together with our senior leadership team to support our people, our customers, and our communities throughout the year. A few highlights of our leadership focus include:

•

To be prepared for the many different eventualities that suddenly became possible in the spring, we, with our management team, undertook a variety of scenario analyses, including those focused on the health and safety of our people, liquidity, and financial performance, on our ability to serve customers’ changing needs, and on the security of our leading technology platforms.

•	We continued our comprehensive enterprise risk management identification and mitigation efforts.

•	We ensured robust focus on cybersecurity strategy and measures were in-place to protect against unwanted network intrusions.

•	We reinforced emphasis on diversity of people and ideas, both among our Board and within the Company as it formalizes and executes on its diversity, equality, and inclusion initiatives.

•

We didn’t double down—we tripled down—on our planned use of solar power as we continue this build out. This is an example of aligning ourselves with investors who both want to create value and make the world a better place.

•

We continued to expand and evolve our human capital management practices, including those designed to help us cast a wide net to attract diverse and creative talent and create an environment where their differences become our strengths.

•	We continue to oversee progress on compensation plans that have consistently drawn more than 95% shareholder support.

We also continued to focus on our own governance. We know that planned, steady board refreshment is both one of the most important, and one of the most difficult, responsibilities that a board has. In 2021, we are saying farewell to one of our visionary founders, Charles E. Lannon, as we welcomed Susan Harnett to our Board.

With this background we encourage you to review our individual bios to get a fuller picture of what each of us brings to the boardroom to serve you, Life Storage’s shareholders.

Life Storage, Inc. 2021 Proxy Statement

WHO WE ARE

Nominees for Election to the Board of Directors

Charles E. Lannon, presently a director of the Company, has advised the Company that he will not be standing for re-election for an additional term as director. Mr. Lannon has been a director of the Company since the Company’s initial public offering in 1995. Mr. Lannon will continue to be a member of the Board of Directors until the Annual Meeting. Effective as of the date of the Annual Meeting, the size of the Board will be reduced from nine to eight. Susan Hartnett was appointed as a director as of February 12, 2021 and she is included as a nominee for the Board. As such, the number of directors to be elected at the Annual Meeting will be eight.

As reflected in the skills matrix and accompanying charts, the nominees for election to the Board of Directors listed below bring a diverse array of attributes, skills and experiences to Life Storage that we believe are important and that led to the conclusion that such nominee should serve as a member of the Board of Directors. All nominees are presently members of the Board of Directors.

	Operational Strategy Development and Risk Management	Real Estate	Self- Storage	Financial Literacy	Finance and Capital Markets	Corporate Governance and Compensation	Public Company Executive	Public Company Board*

Mark G. Barberio	X	X		X	X	X	X	X

Joseph V. Saffire	X	X	X	X	X		X

Stephen R. Rusmisel	X			X	X	X

Arthur L. Havener, Jr.	X	X	X	X	X	X		X

Dana Hamilton	X	X		X	X	X	X	X

Edward J. Pettinella	X	X		X	X	X	X	X

David L. Rogers	X	X	X	X	X		X

Susan Harnett	X			X	X	X	X	X

* Other than the Company.

Life Storage, Inc. 2021 Proxy Statement

DIRECTOR TENURE	DIRECTOR AGE

INDEPENDENT DIRECTORS	GENDER AND ETHNIC DIVERSITY

The Board of Directors is soliciting proxies herein and it is intended that such proxies will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws provide that in an uncontested election, the affirmative vote of a majority of the total of votes cast for or withheld as to a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The nominees herein will, if elected, hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute recommended by the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors subject to Board approval. Alternatively, the Board may reduce the size of the Board or may determine to leave the vacancy unfilled. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

Life Storage, Inc. 2021 Proxy Statement

Mark G. Barberio Age: 58 Director Independent: Yes Director Since: 2015

Experience:

•	Principal, Markapital, LLC, a business and M&A consulting firm (2013 – present)

•	Co-Chief Executive Officer, Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company (2009 – 2013); Chief Financial Officer (2004 – 2013); joined 1985

Other Boards:

•	Gibraltar Industries, Inc., a publicly listed leading manufacturer and distributor of building products (present)

•	Endo International plc, a publicly listed pharmaceutical company (present)

•	Rochester Institute of Technology Board of Trustees (present)

•	Exide Technologies, a privately held global battery manufacturer and distributor (2015 – 2020)

•	Paragon Offshore Limited, an oil and gas drilling company (2017 – 2018)

Qualification Experience:

•	Strategic development

•	Finance and capital markets

•	Management and operations

•	Real estate

•	Investor relations

Joseph V. Saffire Age: 51 CEO and Director Independent: No Director Since: 2019

Experience:

•	Chief Executive Officer, the Company (March 1, 2019 – present); Chief Investment Officer of the Company (November 2017 – February 2019)

•	Executive Vice President and Head of Commercial Banking, First Niagara Bank (2014 – 2016)

•	Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa, Wells Fargo Bank (2012 – 2014)

•

Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany, HSBC Bank plc (2010 to 2012); Executive Vice President and Regional President – Corporate and Commercial Banking in the United States (2007 – 2010); joined 1992

Qualification Experience:

•	Strategic development

•	Finance and capital markets

•	Management and operations

•	Real estate

•	Investor relations

Life Storage, Inc. 2021 Proxy Statement

Stephen R. Rusmisel Age: 75 Director Independent: Yes Director Since: 2012

Experience

•	Founder and principal, V1 Funding LP, a consulting and private investment firm (2019 – present)

•	Partner, Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) (1980 – 2016)

•

During his more than 45 years as an attorney, counseled clients in general corporate, securities and business matters, with an emphasis on M&A, provided advice to audit committees of public companies, and made numerous presentations to boards of directors regarding board fiduciary duties, corporate governance matters, risk management and transactional matters

•	Lectured and published numerous articles on corporate governance and transactional issues

Other Boards:

•	Church of the Blessed Sacrament Board of Trustees; finance counsel chair (present)

•	The Swedish American Chamber of Commerce of New York, Inc. (2006 – 2011)

Qualification Experience:

•	Corporate governance

•	Accounting and finance

•	Enterprise risk management

•	Strategic and transactional matters

Arthur L. Havener, Jr. Age: 54 Director Independent: Yes Director Since: 2015

Experience:

•	Principal, Stampede Capital LLC, a real estate advisory and investment firm (2007 – present)

•	Vice President and head of real estate, A.G. Edwards and Sons Inc. (2002 – 2007)

Other Boards:

•	Nobility Homes, Inc., a builder and retailer of manufactured homes (present)

•	Boardwalk REIT, a public Canadian Real Estate Investment Trust, Lead Trustee (present)

•	MDC North American Real Estate Fund I, a private real estate equity fund (2007 – 2009)

•	Alderman and Chair of the Finance Committee in the municipality of Sunset Hills, Missouri (formerly)

Qualification Experience:

•	Real estate

•	Corporate governance

•	Private equity

•	Finance and capital markets

•	REIT strategy

Life Storage, Inc. 2021 Proxy Statement

Dana Hamilton Age: 52 Director Independent: Yes Director Since: 2018

Experience:

•	Senior managing director and head of real estate, Pretium Partners, LLC, a specialized investment manager (2017 – present)

•	Co-founder, Ameriton LLC, a real estate company, serving as President (2014 – present)

•	President and Chief Executive Officer, and trustee, Borderplex Community Trust (2013 – 2014)

•	Spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, where she held roles as President – Europe and Executive Vice-President – National Operations (1994 – 2013)

Other Boards:

•	FelCor Lodging Trust Incorporated, a publicly listed real estate investment trust (2016 – 2017, when the company was merged with RLJ Lodging Trust)

Qualification Experience:

•	Real estate

•	Strategic and transactional matters

•	Management and operations

•	Finance and capital markets

Edward J. Pettinella Age: 69 Director Independent: Yes Director Since: 2018

Experience:

•	Chief Executive Officer and director, Home Properties Inc., a publicly traded REIT (2003 – 2015); Executive Vice President (2001 – 2003)

•	President, Charter One Bank of New York; Executive Vice President of Charter One Financial, Inc. (1997 – 2001)

•	Served in several managerial capacities for Rochester Community Savings Bank (1980 – 1997)

Other Boards:

•	Manning & Napier, Inc., a publicly traded investment management firm (present)

•	Royal Oak Realty Trust Inc., a private REIT (present)

•	Syracuse University Board of Trustees; Vice Chair (present)

•	Board of Governors of the National Association of Real Estate Investment Trusts (formerly)

•	Urban Land Institute (formerly)

•	National Multi Housing Council (formerly)

Qualification Experience:

•	Real estate

•	Finance and capital markets

•	Corporate governance

•	REIT strategy

Life Storage, Inc. 2021 Proxy Statement

David L. Rogers Age: 65 Director Independent: No Director Since: 2018

Experience:

•

Co-founder of the Company; Chief Executive Officer (March 2012 – February 28, 2019); Chief Financial Officer and Secretary (1995 – February 2012); Vice President of Finance of the Company’s predecessor (1988 – 1995); Controller and Due Diligence Officer of such predecessor (1984 – 1988)

•	Spent seven years as an accountant and systems analyst in both the public and private sectors

•	Regular presenter at national and regional meetings of the Self Storage Association

Other Boards:

•	Catholic Health Systems and other not-for-profit entities (present)

•	Board of Advisors of the National Association of Real Estate Trusts (NAREIT) (former)

Qualification Experience:

•	Deep Company expertise

•	Finance and accounting

•	Real estate

•	Investor relations

Susan Harnett Age: 64 Director Independent: Yes Director Since: 2021

Experience:

•	Mentor to digital startups and at the FinTech Innovation Lab, sponsored by Partnership Fund for New York City and Accenture (2015 – present)

•	Co-Founder of startups Juntos and EqualFuture Corp.

•	National Association of Corporate Directors Governance Fellow.

•	COO, North America, QBE Insurance Group Limited, one of the top insurers and reinsurers worldwide (2012 – 2015)

•

President of Local Consumer Lending, Citigroup (2011 – 2012), Head of Global Business Performance (2008 – 2011), CEO of Citibank Germany (2004 – 2007), Head of Retail Banking/Deputy CEO of Citibank EMEA (2001 – 2004)

Other Boards:

•	OFG Bancorp, a financial holding company based in San Juan, Puerto Rico (present)

•	First Niagara Financial Group, a publicly traded bank (2015-until its acquisition by KeyCorp in 2016)

•	QBE Insurance (former)

•	Citifinancial (former)

•	Visa Canada (former)

Qualification Experience:

•	Corporate governance

•	Strategic and transactional matters

•	Management and operations

•	Finance and capital markets

•	Customer experience

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE

Life Storage, Inc. 2021 Proxy Statement

HOW WE ARE SELECTED AND ELECTED

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors:

(i)	reviews the qualifications of any candidates who have been properly recommended or nominated by a Shareholder, by management, by individual members of the Board of Directors or, a search firm;

(ii)	evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election;

(iii)	considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors;

(iv)	considers each candidate in the context of the needs of the Board of Directors, as a whole; and

(v)	seeks assurances from each candidate that such candidate will be readily available and timely respond to Board matters.

After such review and consideration, the Nominating, Governance and Corporate Responsibility Committee recommends that the Board of Directors select the slate of director nominees.

The Nominating, Governance and Corporate Responsibility Committee does not have an express policy with regard to consideration of director candidates recommended by Shareholders, but it will consider director candidates proposed by Shareholders in the same manner as it considers other candidates. The Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s business, and the ability to attend and prepare for Board of Directors, committee and Shareholder meetings. Candidates should represent the interests of all Shareholders and not those of a special interest group. A Shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2022 Annual Meeting.”

The Nominating, Governance and Corporate Responsibility Committee is committed to incorporating diversity in all its forms including diversity of attributes, skills, experiences, backgrounds, and demographics, including race, ethnicity, and gender, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Nominating, Governance and Corporate Responsibility Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is

Life Storage, Inc. 2021 Proxy Statement

active, collegial and responsive to the needs of the Company. In addition, the Nominating, Governance and Corporate Responsibility Committee recognizes the importance of diversity of race, ethnicity and gender on the Board of Directors consistent with its fiduciary duties. The Board has taken this into consideration in establishing the list of nominees and will continue to do so in the future as part of the normal succession planning process.

The Company does not have a mandatory retirement age for directors as the Company believes that the composition of the Board should include not only appropriate experience and expertise, but also take into account the need for differing perspectives. As a result, the composition of the Board has evolved over time. The nominees for the Board, as a whole, reflect this balance. All of the eight nominees have served on the Board for less than ten years, with five of the eight nominees serving on the Board for four years or less.

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that all directors, other than Messrs. Rogers and Saffire, are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”). There were no transactions, relationships or arrangements with any director or director nominee determined to be independent that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review.

Board Orientation, Education and Self-Assessment.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls.

In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include participation in NAREIT and other conferences, various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the National Association of Corporate Directors.

The Board of Directors performs an evaluation of its performance at least annually to determine whether it is functioning effectively. Each Board committee also performs an annual evaluation of its performance.

Life Storage, Inc. 2021 Proxy Statement

HOW WE ARE ORGANIZED

Board Leadership Structure.

Mark G. Barberio serves as the Company’s non-executive Chair of the Board. Mr. Barberio’s extensive qualifications include responsibility for strategy, executive management, operations, finance, real estate, investor relations and business development. He has experience as a director, chief executive officer, chief financial officer, and as a board committee chair with other large companies. The Company believes that having a Chair of the Board who is not an executive officer of the Company is the appropriate leadership structure for the Company at this time as it allows the Executive Officers of the Company to focus on day-to-day business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Meetings of the Board of Directors and Board Committees

Board of Directors Committee Memberships.

Assuming election of all the nominees to the Board, the structure of the Audit and Risk Management Committee, Compensation and Human Capital Committee, and Nominating, Governance and Corporate Responsibility Committee will be as follows:

	Audit and Risk Management	Compensation and Human Capital	Nominating, Governance and Corporate Responsibility
Mark G. Barberio		X	X
Stephen R. Rusmisel	X	C	X
Arthur L. Havener, Jr.	C		X
Dana Hamilton	X	X
Edward J. Pettinella	X		C
Susan Harnett	X	X
C = Committee Chair X = Committee Member

Life Storage, Inc. 2021 Proxy Statement

2020 Attendance at Board and Committee Meetings.

The chart below sets forth director attendance at Board and Committee Meetings in 2020 based upon each director’s term on the Board and each Committee. Ms. Harnett was elected to the Board on February 12, 2021 and therefore did not attend any meetings of the Board or its Committees in 2020.

	Board Meetings		Committee Meetings			Total Rate of Attendance
Name	Regular	Special	Audit & Risk Mgmt	Comp & Human Capital	Nom, Gov, & Corp Resp	Board	Committee
Mark G. Barberio	7/7	6/6	n/a	7/7	3/3	100%	100%
Joseph V. Saffire	7/7	6/6	n/a	n/a	n/a	100%	n/a
Charles E. Lannon	7/7	6/6	5/5	7/7	n/a	100%	100%
Stephen R. Rusmisel	7/7	6/6	5/5	6/7	3/3	100%	93%
Arthur L. Havener, Jr.	7/7	6/6	5/5	n/a	3/3	100%	100%
Dana Hamilton	7/7	6/6	5/5	7/7	n/a	100%	100%
Edward J. Pettinella	7/7	6/6	5/5	n/a	3/3	100%	100%
David L. Rogers	7/7	6/6	n/a	n/a	n/a	100%	n/a

Board of Directors.

The Board of Directors held 13 meetings during the year ended December 31, 2020. Each director attended 100% of the meetings held by the Board of Directors during such director’s tenure on the Board. Additionally, each director attended 100% of the meetings held by all committees on which he or she served, with the exception of Mr. Rusmisel who was excused from one meeting of the Compensation and Human Capital Committee for good reason. Our non-employee directors meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. Mark G. Barberio serves as Chair of the Board and he has presided at meetings of the Company’s directors.

The Company’s policy is that all directors should attend the Annual Meeting of Shareholders, either virtually or in-person (as applicable), absent a good reason. All eight directors who were then on the Board of Directors attended the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) virtually.

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.lifestorage.com. A copy of each charter is available in print to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Andrew J. Gregoire, Secretary, or by telephone (716) 633-1850.

Life Storage, Inc. 2021 Proxy Statement

Audit and Risk Management Committee.

The Audit and Risk Management Committee is composed of Messrs. Havener, Rusmisel, Lannon, and Pettinella, and Mses. Hamilton and Harnett. Mr. Havener serves as Chair. Ms. Harnett was appointed to the Audit and Risk Management Committee effective February 12, 2021. The Audit and Risk Management Committee oversees the accounting and financial reporting processes and audits of the financial statements of the Company, along with the strategic, compliance and operational risk based on the Company’s enterprise risk management assessment. The Audit and Risk Management Committee has generally led the Board’s oversight of enterprise risk management, with the assistance of other Board committees. The Audit and Risk Management Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and internal auditors, the independent auditor’s qualifications and independence, the Company’s risk management practices, and compliance with ethics policies and legal and regulatory requirements, including data privacy and cybersecurity.

The Audit and Risk Management Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit and Risk Management Committee are financially literate. The Board of Directors has also determined that Mr. Havener meets the definition of an “Audit Committee Financial Expert.”

The Audit and Risk Management Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.lifestorage.com. Additional information regarding the Audit and Risk Management Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit and Risk Management Committee below. The Audit and Risk Management Committee held five meetings during 2020. The Audit and Risk Management Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation and Human Capital Committee.

The Compensation and Human Capital Committee is composed of Messrs. Rusmisel, Lannon and Barberio, Ms. Hamilton and Ms. Harnett, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Rusmisel serves as Chair. Ms. Harnett was appointed to the Compensation and Human Capital Committee effective February 12, 2021. The Compensation and Human Capital Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs, and administers the Company’s Award and Option Plans. The Compensation and Human Capital Committee also generally oversees the Company’s management of its human resource policies and practices, including company-wide

Life Storage, Inc. 2021 Proxy Statement

compensation plans and other human capital matters such as diversity, equality and inclusion, workplace environment and culture, and talent development, wellness, safety and retention.

The Compensation and Human Capital Committee met seven times during 2020. Compensation and Human Capital Committee agendas are established by the Committee Chair, and the Compensation and Human Capital Committee deliberates and takes action only in executive session. The Compensation and Human Capital Committee’s charter does not permit delegation of its responsibilities or authority to others. Pursuant to its charter, the Compensation and Human Capital Committee has the authority to engage advisors, including compensation consultants. The Compensation and Human Capital Committee has engaged Longnecker & Associates as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation and Human Capital Committee and does not perform services for management.

On occasion, at the request and direction of the Compensation and Human Capital Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation and Human Capital Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with other publicly traded companies and companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation and Human Capital Committee’s policy on assessing advisor independence, the Compensation and Human Capital Committee determined that there were no conflicts of interest or issues related to independence during 2020 that would impact the advice to the Compensation and Human Capital Committee from Longnecker & Associates and the representatives of Longnecker & Associates who advise the Compensation and Human Capital Committee.

The Executive Officers do not participate in deliberations of the Compensation and Human Capital Committee. The Executive Officers, at the Compensation and Human Capital Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation and Human Capital Committee in reaching its compensation determinations.

The functions of the Compensation and Human Capital Committee are further described below under the caption “OUR PAY” and in its charter, which can be found on the Company’s web site at www.lifestorage.com.

Nominating, Governance and Corporate Responsibility Committee.

The Nominating, Governance and Corporate Responsibility Committee of the Board of Directors serves as the Company’s nominating committee. The Nominating, Governance and Corporate Responsibility Committee is composed of Messrs. Havener, Barberio, Pettinella, and Rusmisel, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Pettinella serves as Chair of the Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.lifestorage.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members, with a

Life Storage, Inc. 2021 Proxy Statement

commitment to seek candidates with diversity in experience and background, including race, ethnicity, and gender, and recommending director nominees for the Annual Meeting of Shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the director nominees for each committee as further described in “HOW WE ARE SELECTED AND ELECTED”. In addition, the Nominating, Governance and Corporate Responsibility Committee oversees and reviews the Company’s strategies, activities and policies regarding environmental, social, and governance (“ESG”) matters. The Nominating, Governance and Corporate Responsibility Committee must annually review the adequacy of its charter and its own performance. The Nominating, Governance and Corporate Responsibility Committee met three times during 2020.

HOW WE GOVERN AND ARE GOVERNED

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Principles which can be found on the Company’s website at www.lifestorage.com or which can be mailed to any Shareholder upon request either to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

Our Corporate Governance Principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. Our governance structure includes, in addition, provisions for majority voting, annual director elections, one-share, one-vote and special meeting voting rights. We believe our corporate governance provisions, our approach to Board governance and our management of ESG and compensation issues collectively put us in a strong position to deliver sustainable returns to shareholders while supporting our many stakeholder constituents.

Code of Ethics and Code of Ethics for Senior Financial Officers and Directors.

All of the Company’s directors and employees, including the Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.lifestorage.com. The Company intends to disclose any changes in or waivers of its Code of Ethics and Code of Ethics for Senior Financial Officers by posting such information on the Company’s website. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Life Storage, Inc. 2021 Proxy Statement

Policies and Procedures Regarding Related Party Transactions.

The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. These persons are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person with the conflict is a director or Executive Officer, to the Chair of the Audit and Risk Management Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. The Audit and Risk Management Committee will review any transaction involving a director or officer that may create a conflict of interest and either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his or her family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

The Role of the Board of Directors in the Company’s Risk Oversight Process.

The Company’s Board of Directors is responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit and Risk Management Committee, the Compensation and Human Capital Committee and the Nominating, Governance and Corporate Responsibility Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit and Risk Management Committee oversees risks related to internal controls and procedures, cybersecurity, and conflicts of interest and code of ethics matters. The Compensation and Human Capital Committee oversees risks related to compensation practices. The Nominating, Governance and Corporate Responsibility Committee oversees risks related to governance matters. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. The Board receives regular updates from management on operational and other risks facing the Company. The Board committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Compensation Risk Assessment.

With respect to compensation risk, the Compensation and Human Capital Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Life Storage, Inc. 2021 Proxy Statement

HOW TO COMMUNICATE WITH US

Complaint Procedure; Communications with Directors.

The Board of Directors believes it can be valuable to cast a wide net for information and input to inform its discussions and decisions. It has therefore established numerous practices to enable it to do so. These practices include, but are not limited to:

•	Inviting external parties to make presentations to the Board or its committees at their periodic meetings

•	Conducting Board meetings and informal events connected to Board meetings to encourage individual communication with employees and other stakeholders at many levels

•	Receiving reports from management – for example, on human capital data and practices

•	Being available for engagement meetings with Shareholders

•	Listening to quarterly reporting calls, investor days or other industry or Company events

•	Participating in director education and similar events

•	Having access to reporting mechanisms such as those described in this section and the Company’s reporting “hotline”

•	Receiving written communications such as via the channel described in this section

The Board of Directors has established a process for Shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6144 or by writing to the Company’s secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of communication.

The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Whistleblower Policy & Procedures, which is published on the Company’s web site at www.lifestorage.com. A printed copy of the Company’s Whistleblower Policy & Procedures will be provided to any Shareholder upon request sent to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

Life Storage, Inc. 2021 Proxy Statement

HOW WE ARE PAID

Director Compensation

The table below summarizes the compensation paid by the Company to directors who are not officers or employees of the Company (“Outside Directors”) for the year ended December 31, 2020. Directors who are not Outside Directors are not paid any compensation for their service as directors. Ms. Harnett was appointed to the Board on February 12, 2021 and therefore did not receive any compensation as a director in 2020. All share amounts in the table and related footnotes below have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Mark G. Barberio	$179,125	$100,000	-	$17,076	$296,201
Charles E. Lannon	$103,500	$100,000	-	$17,076	$220,576
Stephen R. Rusmisel	$117,875	$100,000	-	$17,076	$234,951
Arthur L. Havener, Jr.	$112,875	$100,000	-	$17,076	$229,951
Dana Hamilton	$103,500	$100,000	-	$17,076	$220,576
Edward J. Pettinella	$111,000	$100,000	-	$17,076	$228,076
David L. Rogers	$86,000	$100,000	-	$17,076	$203,076

(1)

On May 28, 2020, each Outside Director was granted 1,532 shares of restricted stock which will vest in full on May 28, 2021 provided the director remains in office. The amount disclosed in the “Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718, less any shares that did not vest. See Notes 2 and 9 to the Company’s financial statements included in the 2020 Annual Report for a discussion of assumptions used to value the restricted stock awards.

(2)

In 2016, the Board of Directors eliminated stock option grants as a component of Board compensation. Thus, stock option grants have not been made to the Outside Directors since 2015. All Outside Directors’ stock options issued in previous years are currently exercisable. Information regarding the stock option awards outstanding as of December 31, 2020 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Stephen R. Rusmisel	5/23/2012	5/23/2022	5,250
	5/22/2013	5/22/2023	3,000
	5/22/2014	5/22/2024	3,000
	5/21/2015	5/21/2025	3,000
Arthur L. Havener, Jr.	5/21/2015	5/21/2025	5,250
Mark G. Barberio	5/21/2015	5/21/2025	5,250

(3)	Represents the portion of health insurance premiums paid by the Company and amounts paid to certain directors in lieu of such premiums.

Life Storage, Inc. 2021 Proxy Statement

The Company pays annual directors’ fees quarterly. This base annual director’s fee to each Outside Director is $80,000 ($20,000 quarterly). An annual fee of $75,000 ($18,750 quarterly) is payable to the non-executive Chair of the Board; an annual fee of $20,000 ($5,000 quarterly) is payable to the chair of the Audit and Risk Management Committee and $10,000 ($2,500 quarterly) is payable to each of the other members of such committee; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Compensation and Human Capital Committee and $7,500 ($1,875 quarterly) is payable to each of the other members of such committee; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Nominating, Governance and Corporate Responsibility Committee and $7,500 ($1,875 quarterly) is payable to each of the other members of such committee. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Meeting fees are not paid for regular meetings and committee meetings. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings. Also, certain Outside Directors are provided health insurance coverage on the same terms and conditions as home office employees of the Company. Those Outside Directors who are not provided such health insurance coverage are provided a cash payment in lieu of health insurance coverage.

Under the Company’s Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of his or her director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

In May 2020, the Company’s 2020 Outside Directors’ Stock Award Plan (the “2020 Directors’ Plan”) was voted on and approved at the Company’s 2020 annual Shareholders’ meeting. The Company’s 2020 Directors’ Plan replaced the Company’s Amended and Restated 2009 Outside Directors’ Stock Option and Award Plan which expired on May 21, 2020. The 2020 Directors’ Plan provides that at the close of each annual Shareholders’ meeting, each Outside Director may be granted a number of shares of restricted stock as determined by the Board in its discretion. Any restricted stock granted under this plan vests one year following the date of grant if the applicable Outside Director is a member of the Board of Directors as of the vesting date; provided, however, that the restricted stock immediately vests upon either (i) the Outside Director’s death or disability while serving on the Board of Directors, or (ii) a Significant Corporate Event as defined in the 2020 Directors’ Plan.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company Common Stock and deferred compensation units having an aggregate market value equal to three times the base annual fee paid to the Outside Directors. Directors have five years to meet

Life Storage, Inc. 2021 Proxy Statement

this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to Shareholders’ interests. All Outside Directors have either met these guidelines or are still within the five-year period allowed to meet this guideline.

Stock Ownership by Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of Common Stock as of March 30, 2021 for each current director, each of our named executive officers and for all current directors and Executive Officers as a group. Percentages are based on 76,423,796 shares of Common Stock outstanding as of March 30, 2021. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at March 30, 2021 (1)(2)(3)	Percent of Common Stock Owned
Charles E. Lannon	209,219	*
David L. Rogers	170,261	*
Stephen R. Rusmisel	26,447	*
Mark G. Barberio	20,826	*
Edward J. Pettinella	19,832	*
Arthur L. Havener, Jr	18,609	*
Dana Hamilton	4,167	*
Susan Harnett	344	*
Joseph V. Saffire	53,612	*
Andrew J. Gregoire	106,293	*
Edward F. Killeen	69,954	*

Directors and Executive Officers As a Group (11 persons)	699,564	0.9%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on March 30, 2021.

(1)

Includes 14,250, 5,250 and 5,250 shares of Common Stock that may be acquired by Messrs. Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 36,985 and 356 shares of Common Stock issuable to Mr. Lannon and Ms. Hamilton, respectively, in payment of amounts credited to their respective accounts under the Company’s Deferred Compensation Plan for Directors.

(3)	Includes 37,733, 13,157, and 13,157 shares of restricted stock as to which Messrs. Saffire, Gregoire, and Killeen, respectively, have voting power but no investment power.

Life Storage, Inc. 2021 Proxy Statement

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2020 (except as set forth in footnote 1 below), with respect to equity compensation plans under which shares of the Company’s Common Stock may be issued. All share and per share amounts in the table and related footnotes below have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by Shareholders:
2015 Award and Option Plan (1)	225,578	$---	269,933
2009 Outside Directors’ Stock Option and Award Plan (2)	24,750	$52.09	---
2020 Outside Directors’ Stock Award Plan	---	---	139,280
Deferred Compensation Plan for Directors (3)	36,654	N/A	29,553
Equity compensation plans not approved by Shareholders:	N/A	N/A	N/A

(1)    Includes the actual number of shares issued in January 2021 related to performance-based awards issued on December 29, 2017 (43,532) and the maximum number of shares (182,046) that could be issued as part of the performance-based awards issued in 2018, 2019 and 2020. The actual number of shares to be issued as part of the performance-based awards issued in 2018, 2019 and 2020 will be determined at the end of the three-year performance periods in 2021, 2022 and 2023, respectively. See Note 9 to the Company’s financial statements included in the 2020 Annual Report.

(2)    The 2009 Outside Directors’ Stock Option and Award Plan expired on May 21, 2020 and was replaced by the 2020 Outside Directors’ Stock Award Plan. Therefore, no securities are available for future issuance under the 2009 Outside Directors’ Stock Option and Award Plan at December 31, 2020.

(3)    Under the Deferred Compensation Plan for Directors, non-employee directors may defer all or part of their directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the plan will be credited to each director’s account under the plan in the form of Units. The number of Units credited is determined by dividing the amount of directors’ fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which directors’ fees otherwise would be paid by the Company. A director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such director’s account. A director may elect to receive the shares in a lump sum on a date specified by the director or in quarterly or annual installments over a specified period and commencing on a specified date.

Life Storage, Inc. 2021 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of March 30, 2021 based on 76,423,796 shares of Common Stock outstanding as of such date. All share amounts in the table and related footnotes below reported as of December 31, 2020 have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of March 30, 2021	Percent of Common Stock Owned

Common	The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	10,355,892	14.2%

Common	BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	8,448,935	11.6%

Common	Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP (3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,261,987	8.6%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2020 and is derived from Schedule 13G/A filed by it and other entities on February 10, 2021. According to Vanguard, of the 10,355,892 shares of the Company’s Common Stock owned by Vanguard, Vanguard does not have the sole power to vote or direct the vote with respect to any shares and shares voting power with respect to 206,168 shares. Vanguard has the sole power to dispose or direct the disposition of 10,092,209 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 263,684 shares. The Company has not independently verified this information.

(2)

All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2020 and is derived from Schedule 13G/A filed by it and other entities on January 27, 2021. According to BlackRock, of the 8,448,935 shares of the Company’s Common Stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 8,160,213 shares and does not share voting power with respect to any

Life Storage, Inc. 2021 Proxy Statement

other shares. BlackRock has the sole power to dispose or direct the disposition of all 8,448,935 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

(3)

All information relating to Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (“Wellington”) is as of December 31, 2020 and is derived from Schedule 13G/A filed by it and other entities on February 4, 2021. According to Wellington, of the 6,261,987 shares of the Company’s Common Stock owned by Wellington, Wellington shares the voting power with respect to 5,652,005 shares and does not have the sole voting power with respect to any other shares. Wellington shares disposition power with respect to all 6,261,987 shares of the Company’s Common Stock owned by Wellington. The Company has not independently verified this information.

Life Storage, Inc. 2021 Proxy Statement

OUR AUDITORS

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit and Risk Management Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm for the year ending December 31, 2021. At the Annual Meeting, Shareholders will be asked to ratify this appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting (via webcast), will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company for fiscal years 2020 and 2019 by Ernst & Young LLP were as follows:

	2020	2019

Audit Fees	$1,085,126	$1,072,674
Audit-Related Fees	–	–
Tax Fees	570,213	541,888
All Other Fees	1,725	1,725
TOTAL FEES	$1,657,064	$1,616,287

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2020 and 2019 are $350,000 and $220,000, respectively, related to the Company’s public bond offerings, common stock offerings and SEC comment letter responses. Tax fees include fees for services relating to tax return preparation, tax compliance, transaction tax due diligence, tax planning and tax advice. All other fees relate to technology access.

The Audit and Risk Management Committee has adopted a policy that requires its advance approval for all audit, audit-related, tax and other services to be provided by the independent registered public accounting firm to the Company. The Audit and Risk Management Committee has delegated to its Chair authority to approve permitted services, provided that the Chair reports any decisions to the Audit and Risk Management Committee at its next scheduled meeting. During 2020, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, provided a quorum is present at the meeting. For purposes of the vote on this proposal, abstentions and brokers non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although Shareholder approval is not required, the Company

Life Storage, Inc. 2021 Proxy Statement

desires to obtain from its Shareholders an indication of their approval of the Audit and Risk Management Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. Even if the appointment of Ernst & Young LLP is ratified, the Audit and Risk Management Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the best interests of the Company and its Shareholders. If the Company’s Shareholders do not ratify this appointment, the Audit and Risk Management Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

THE AUDIT AND RISK MANAGEMENT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Life Storage, Inc. 2021 Proxy Statement

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit and Risk Management Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit and Risk Management Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit and Risk Management Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit and Risk Management Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit and Risk Management Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit and Risk Management Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Management Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in Life Storage Inc.’s 2020 Annual Report for filing with the Securities and Exchange Commission.

Members of the Audit and Risk

Management Committee

ARTHUR L. HAVENER, JR., CHAIR

CHARLES E. LANNON

STEPHEN R. RUSMISEL

DANA HAMILTON

EDWARD J. PETTINELLA

SUSAN HARNETT

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2021 Proxy Statement

PROPOSAL 3. APPROVAL OF THE AMENDMENT OF THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted and declared advisable a proposal to amend Section 7.1 of the charter of the Company (as currently in effect, the “Charter”) to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 200,000,000 shares and to make a corresponding increase in the dollar amount of the aggregate par value of all our authorized shares of stock having par value.

If this amendment is approved by the Shareholders, Section 7.1 of the Charter will be amended to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares. The number of authorized shares of preferred stock would remain unchanged at 10,000,000 shares. In connection with such increase, the Charter would correspondingly increase the aggregate par value of authorized shares of stock having par value by $1,000,000, based on the $0.01 par value of our common stock.

If this Proposal 3 is approved by our Shareholders, Articles of Amendment incorporating the amendment described above (the “Articles of Amendment”) will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and the amendment to Section 7.1 of the Charter described above will be effective upon the acceptance for record of the Articles of Amendment by the SDAT.

The description below summarizes the purpose and potential risks of the proposed amendment to our Charter.

Increase in Authorized Common Stock

Background

Section 7.1 of the Charter authorizes the Company to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. This authorization was established when the current Charter was adopted in May 1995 in connection with the Company’s initial public offering and has never been increased. As of the close of business on March 30, 2021, the record date, there were 76,423,796 shares of common stock issued and outstanding.

The Board therefore recommends that Section 7.1 of the Charter be amended to increase the number of shares of common stock that we are authorized to issue from 100,000,000 to 200,000,000 shares and to make a corresponding change to Section 7.1 to increase the dollar amount of the aggregate par value of all of our authorized stock having par value.

Life Storage, Inc. 2021 Proxy Statement

Purpose of Amendment

Since its inception, the Company has issued common stock primarily in underwritten public offerings and, in recent years, through its “at the market” common stock offering programs. The proceeds of these issuances have been used to fund property acquisitions, investments, and development activity, to reduce amounts outstanding under our credit facilities, for working capital and for general corporate purposes. The Company has also issued shares of common stock under the Company’s 2015 Award and Option Plan, 2020 Outside Directors’ Stock Award Plan and past plans of a similar nature to compensate officers, employees, and directors for the Company’s performance and to attract, retain and motivate top management talent. The Board believes that the availability of additional shares is essential for the Company to successfully pursue its business, operational, acquisition and investment strategy. It will also enhance the Company’s flexibility in connection with general corporate purposes, such as equity offerings and acquisitions.

In addition, in January 2021, the Company completed a three-for-two distribution of common stock of the Company. Such common stock distribution was non-dilutive but reduced the number of shares of authorized common stock available for raising additional capital. The Board may determine that a further common stock distribution should be made by the Company and as such, additional authorized shares of common stock would be necessary to facilitate such common stock distribution.

The newly authorized shares of common stock could be issued at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our Shareholders, except as may be required by Maryland law or by the rules of the New York Stock Exchange or any other stock exchange or national securities association trading system on which our common stock may be listed or traded. In this regard, shareholder approval of equity compensation plans would be required for new equity compensation plans or to increase the number of shares of common stock available under existing equity compensation plans, and various rules of the SEC and New York Stock Exchange would make shareholder approval of such an arrangement very desirable in many cases. Subject to such shareholder approvals, the Board could authorize the issuance of these shares of common stock for any corporate purpose that the Board deems advisable, which may include capital-raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation and incentive plans, employee stock plans and savings plans, and acquisitions of individual properties or portfolios of multiple properties.

Capital-raising is an essential part of the Company’s business, operational and investment strategies. If the Company is unable to issue additional shares of common stock, or securities convertible into common stock, (1) it may have difficulty raising funds to complete future investments, acquisitions or meet obligations and commitments as they mature (depending on its access to other sources of capital), and/or (2) it may be forced to limit future investments or alter its capitalization structure and increase leverage in order to finance future investments and obligations. These adjustments to the Company’s investment strategy may limit the Company’s ability to generate earnings growth and increase shareholder value.

Life Storage, Inc. 2021 Proxy Statement

In light of the foregoing, the Board of Directors has determined it advisable and in the best interests of the Company to amend the Charter to increase the authorized number of shares of common stock of the Company.

Potential Risks of the Amendment

The additional authorized shares of common stock, if any when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s Shareholders do not have preemptive rights with respect to common stock issuances. Accordingly, any issuance of additional shares of common stock will reduce the current Shareholders’ percentage ownership interest in the total outstanding shares of our common stock. The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, FFO per share and on the equity and voting power of existing holders of our common stock. The Board of Directors recognizes the potential dilutive impact issuing additional shares will have on the outstanding shares and believes that the proposed increase in the authorized shares of common stock strikes an appropriate balance between advancing its investment strategy and minimizing dilution.

The availability for issuance of additional shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to render more difficult a merger or similar transaction. The Board of Directors is not aware of any attempt, or contemplated attempt, to obtain control of the Company. The proposed increase in the number of authorized shares of common stock is not being presented with the intent that it be used to prevent or discourage an attempt to obtain control of the Company. However, nothing would prevent the Board of Directors from taking any appropriate actions consistent with what the Board of Directors determines is in the best interests of the Company. Further, in order to protect the Company’s status as a real estate investment trust, the Company’s Charter provides that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% in value of the Company’s outstanding capital stock by such person (unless an exemption is granted to such person by the Board). Consequently, the approval of the proposed amendment should have little incremental effect in discouraging unsolicited takeover attempts.

If this proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the Shareholders and without first offering such shares to the Shareholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current Shareholders would reduce current Shareholders’ proportionate interests. However, in any such event, Shareholders wishing to maintain their interests may be able to do so through normal market purchases.

No Dissenters’ Rights

Under Maryland law, shareholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

The text of the proposed Articles of Amendment is attached as Exhibit A to this proxy statement.

Life Storage, Inc. 2021 Proxy Statement

Required Vote for Proposal 3

Approval of the amendment to the Charter requires the affirmative vote of Shareholders entitled to cast two-thirds of the votes entitled to be cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against the amendment to the Charter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S CHARTER

Life Storage, Inc. 2021 Proxy Statement

OUR COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s corporate responsibility is deeply rooted in our core values: teamwork, respect, accountability, integrity and innovation. The Company approaches initiatives, programs, practices and policies with a view toward risk management and with consideration of the impact on its customers, team members, communities and shareholders. We therefore share with you in this section some information about our leadership and our management of the human capital, environmental, safety, customer and other stakeholder matters that we believe support our long-term sustainability financially and more generally.

The following persons are the current executive officers of the Company:

Name	Age	Title and experience
Joseph V. Saffire	51	Chief Executive Officer since March 1, 2019. Member of the Board of Directors since March 14, 2019. Chief Investment Officer of the Company from November 1, 2017 to February 28, 2019.
Andrew J. Gregoire	53	Chief Financial Officer since March 1, 2012 and Secretary since April 2, 2012. Vice President of Finance of the Company from 1998 to February 29, 2012.
Edward F. Killeen	57

Chief Operating Officer since January 19, 2015. Executive Vice President of Real Estate Management of the Company from March 1, 2012 to January 19, 2015. Vice President of Operations of the Company from 1997 to February 29, 2012.

Life Storage’s Mission: Rooted in Sustainability

The pandemic underscored the importance or necessity of safe, accessible storage to assist customers who have had to make sudden and significant changes to their lives. Therefore, we took swift action to protect our team members so they could provide a high level of safe and reliable customer service. Such actions included:

Supporting Our Team

•	Provided two weeks of additional paid leave for teammates who needed it for COVID-19 related reasons.

•	Paid a one-time bonus to a majority of store team members in recognition of their extra efforts in response to COVID-19.

•	Ensured a safe and healthy work environment by implementing numerous health and safety protocols.

Supporting Our Customers

•	Temporarily paused customer rate increases and delinquency auctions.

Life Storage, Inc. 2021 Proxy Statement

•	Established a Customer Relief Plan to ease customers’ financial burden and protect rental and fee income.

•	Intensified efforts to direct customers to our “touchless” Rent Now platform to drive rentals and promote the platform’s safety benefits.

Environmental Highlights

Life Storage owns or operates more than 925 self-storage facilities encompassing approximately 67 million square feet in 32 states and Ontario, Canada. As a REIT and a facility owner and operator, we are responsible for monitoring and minimizing our environmental impact.

Energy Efficiency Measures

Self-storage facilities are inherently resilient and have low environmental impacts due to low energy and water utilization and minimal customer and employee traffic. However, we work to further reduce our environmental impact through:

•	Sustainable Construction and Design: All facilities in the Life Storage portfolio must meet our rigorous energy efficiency standards.

•	Policies and Procedures: We have policies and procedures to minimize our environmental impact and promote responsible operating practices.

Renewable Energy Program

More than 30 Life Storage wholly owned facilities are equipped with more than 40 solar arrays. To date, our renewable energy program has generated 20 GWh of energy.

Life Storage, Inc. 2021 Proxy Statement

We have started a 5-year solar development initiative that we expect to:

•	Reduce our energy consumption by 10%

•	Realize a 200% increase in renewable energy generation

Life Storage Energy Efficiency Standard

Roofing

•	All Life Storage roofing projects use cool roof technologies that reduce energy consumption.

•	In 2020, we completed over 100 cool roofing projects covering over one million square feet.

Heating & Cooling

•	All new central air conditioning and heating units must be high efficiency models.

•	In 2020, we replaced 375+ units with high efficiency models.

Lighting

•	We use LED lights for all new buildings and light replacements.

•	We are adding motion sensors to further conserve energy.

•	In 2020, we upgraded over 11,000 lights to LED.

Water and Waste

Although self-storage facilities typically have low rates of water use, we have implemented formal water and waste management policies, procedures and monitoring programs to reduce our waste consumption and intensity.

Sustainable Operations

We integrate sustainability into the operations of all Life Storage facilities. Highlights include:

•	Regular assessment of our portfolio’s vulnerability to climate-related risks:

o	Only two of our wholly owned stores are below sea level, representing <0.35% of our portfolio.

•	We offer boxes made from ~53% recycled content, certified by the Sustainable Forestry Initiative.

Life Storage, Inc. 2021 Proxy Statement

•	Significantly reduced paper usage through more efficient technology platforms:

o	Despite approximately 30% growth in the number of our stores from December 31, 2017 through December 31, 2020, our gross paper expense shrank by more than 60% in 2020 compared to 2018.

•	We evaluate potential vendors and suppliers sustainable practices and product offerings.

Green Buildings

Life Storage is a silver member of the U.S. Green Building Council (USGBC®).

The Life Storage wholly owned portfolio includes certified-sustainable buildings in Deer Park, NY (USGBC Certified LEED Silver) and Chamblee, GA (Green Globe Certified One Green Globe). We expect to continue to add more green buildings as our mandated improvements affect our portfolio.

Social Highlights

With approximately 2,000 team members and more than 500,000 customers in hundreds of markets across 32 states and Canada, treating everyone with dignity and respect is at the core of our company’s values and is essential to our ability to create value for all of our stakeholders.

Our Teammates

We strive to attract and retain the highest quality team members with competitive compensation and benefits, opportunities for personal growth and development, safe working conditions and a culture that emphasizes fair and equitable treatment.

Robust training and professional development programs:

•	Access for all employees to comprehensive online training tools that cover everything from job specific training to compliance and soft skill competency and skill development.

•	A diversity training program that reflects our commitment to a diverse and inclusive work environment.

•	Formal development program to identify, mentor, train and promote store team members who show leadership potential.

•	Employees receive formal, annual performance assessments and feedback.

Employee Engagement:

•	We conduct annual, anonymous surveys of all employees to identify and act on areas for improvement.

•	Our most recent comprehensive engagement survey showed an 80% engagement and response rate.

•	Formal and informal recognition programs that highlight and reward strong team and individual performance.

Life Storage, Inc. 2021 Proxy Statement

Our Customers

Customer Satisfaction

•	Newsweek’s “America’s Best Customer Service” award in 2019, 2020 and 2021

•	A+ Rating on Better Business Bureau

•	Top-rated storage company on Trust Pilot

•	Customer satisfaction average score of more than 93% in 2020

We have a robust, multi-step process to ensure customer satisfaction:

•	All customers receive satisfaction surveys following initial rental, at three-month follow up, and when they vacate.

•	Customers are encouraged to provide feedback via online survey forms, social media, and in person; all reported issues are filed and investigated if appropriate.

•	Thorough internal mechanisms and store visit reports designed to track store operational performance and deliver feedback and guidance to store teams.

Our Social Impact Programs

Diversity, Equality, and Inclusion

The Life Storage Diversity, Equality, and Inclusion (“DEI”) program is focused on creating a work environment that values differences, fosters inclusion, and promotes collaboration. Its key components include increased DEI education and communication including celebrating our diverse backgrounds, honoring events and holidays of multiple cultures, and robust diversity training for all our team members.

Community Engagement

The “Life in our Communities” program includes thoughtful community outreach, organized volunteer efforts through our Volunteers for Life program, as well as charitable support activities.

Life Storage, Inc. 2021 Proxy Statement

Our Vendors

Vendor Code of Conduct

As of November 2020, all Life Storage vendors must sign and commit to the ethical standards in our Life Storage Vendor Code of Conduct.

Governance Highlights

Our diverse Board of Directors is younger and shorter tenured than average. We avoid unpopular provisions such as staggered boards, dual class capitalizations, poison pills and plurality voting, and we have good internal and external pay parity.

Our governance best practices include, but are not limited to, the following:

•	Separate chair and CEO roles

•	Shareholder ability to call special meetings

•	Simple majority vote to amend by-laws

•	Stock ownership requirements for executives and Directors

•	One-share, one-vote

•	External and internal executive pay parity

•	Annual director elections

•	Risk oversight by full Board and Committees

•	Anti-hedging, anti-short-sale and anti-pledging policies

•	Regular executive sessions of non-employee Directors

•	Annual Board and Committee self-evaluations

•	Compensation recovery/clawback policies

•	Annual advisory approval of executive compensation

•	Corporate governance principles

•	No poison pill

Compliance Programs

•	We have robust accounting systems to monitor and flag potential financial irregularities.

•	All employees must read and sign our Code of Ethics annually.

•	We administer an extensive ethical risk survey annually for all employees at the director level and above.

•

Our whistleblower program enables company personnel to report concerns anonymously or confidentially to an independent firm using a dedicated website or toll-free phone line anytime; all reported incidents are investigated until resolved.

Life Storage, Inc. 2021 Proxy Statement

OUR PAY

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee of our Board oversees our compensation programs for executive officers and other employees. This Compensation Discussion and Analysis (“CD&A”) explains the Compensation and Human Capital Committee’s compensation philosophy, summarizes our executive compensation program, and describes compensation decisions for Life Storage’s named executive officers (the “Named Executive Officers”) during 2020. All share, per share, and performance-based award amounts in this “Compensation Discussion and Analysis” section, including all tables in this section, have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021.

Executive Summary

•

Life Storage delivered strong performance. Life Storage achieved sector leading total shareholder return (“TSR”) among all U.S. public self-storage REITs in 2020 and for the three-year period ending December 31, 2020. Our 1-year TSR as of December 31, 2020 was 14.9%, and our 3-year TSR was 52.2%. Despite the impacts of the COVID-19 pandemic, in 2020 we grew same store revenue, same store net operating income, and adjusted funds from operations.

•

Management and the Board took strong action in response to the COVID-19 global health crisis. We cared for employees through additional flexibility, resources, and financial bonuses for front-line employees; we cared for our customers through temporarily pausing rate increases to existing customers and auctions of delinquent customers; and we cared for shareholders by delivering performance and increasing the financial resilience of the business.

•	Compensation program is performance oriented and shareholder aligned. Our CEO received 64% of his 2020 compensation through equity awards, and 46% of his 2020 compensation was performance-conditioned.

•

We adjusted the FFO goal in our annual incentives in April 2020. In response to the COVID-19 global health crisis, we adjusted the goal in our annual incentive program for adjusted FFO from $4.00 per share to $3.80 per share. This goal was deemed to be rigorous given the evolving business conditions.

•

Annual incentives paid at 160% of base salary for each Named Executive Officer. We do not set targets for annual incentives as a percentage of base salary; rather, we create opportunities in three areas – absolute adjusted FFO, relative adjusted FFO, and personal performance. Management delivered strong performance in each of these three areas in 2020.

•

Long-term incentives, based on relative TSR, paid at 140% and 188% of target. In February 2017, the Company granted special performance-based awards to the executive officers of the Company at that time in recognition of such executive officers’ efforts in the consummation of the Company’s acquisition of LifeStorage, LP in 2016 (including the financing of such transaction and the related

Life Storage, Inc. 2021 Proxy Statement

re-branding of the Company’s self-storage facilities) which the Compensation and Human Capital Committee viewed as a transformational event in the growth of the Company. This award was made in addition to the typical annual performance-based awards granted to the Company’s executive officers in December 2017. As a result, there are two long-term incentives that completed their performance period in 2020, one in February 2020 and the other in December 2020. The Company’s strong relative TSR performance led to above-target payouts on both awards.

Our Company

Life Storage, Inc. is a fully integrated, self-administered and self-managed REIT that acquires and manages self-storage properties throughout the United States. Headquartered in Buffalo, New York, the Company employs over 2,000 people and operates over 925 self-storage facilities encompassing over 67 million square feet in 32 states and Ontario, Canada.

Our Named Executive Officers

The Company’s Named Executive Officers, known as the “NEOs,” for 2020 are:

Name	Title

Joseph V. Saffire	Chief Executive Officer

Andrew J. Gregoire	Chief Financial Officer and Secretary

Edward F. Killen	Chief Operating Officer

Our Compensation Program

Our compensation program consists of three basic elements: base salary, annual cash incentive (bonus), and long-term incentive awards which include both time-based and performance-based equity awards. Below is a summary of the program’s elements.

Compensation Element (CEO/Other NEOs Allocation at Target)	Structure/Attributes
Base Salary and All Other (15% CEO / 25% Other NEOs)	• Competitively benchmarked
• Limited perquisites amounting to less than 1% of total target compensation
Annual Cash Incentive (15% CEO / 25% Other NEOs)	• 1/3 based on Funds from Operations
• 1/3 based on Relative Funds from Operations
• 1/3 based on Discretionary Performance Evaluation
Long-Term Restricted Stock Awards (35% CEO / 25% Other NEOs)	• Designed for the long-term retention and shareholder value alignment
• Vesting is pro-rata annually over five years; no shares vest prior to the first grant anniversary
Long-Term Performance Based Stock Awards (35% CEO / 25% Other NEOs)	• All based on Relative Shareholder Appreciation

Life Storage, Inc. 2021 Proxy Statement

Our Compensation Program

Despite the COVID-19 global health crisis having significant impacts across almost every part of the Company, Life Storage delivered strong performance in 2020.

•	Generated net income attributable to common shareholders of $151.6 million, or $2.13 per fully diluted common share

•	Achieved adjusted FFO per fully diluted common share of $3.97, a 5.9% increase over the same period in 2019

•	Increased same store revenue by 1.6% and same store net operating income by 2.3%, year-over-year

•	Acquired 40 stores for $532.6 million, including 32 stores from three of our unconsolidated joint ventures for $431.1 million

•

Added 77 stores to the Company’s third-party management platform; the Company grew its third-party management portfolio 11% in 2020 despite acquiring 32 previously managed stores from unconsolidated joint ventures

•	Completed a $400 million offering of 2.2% Senior Unsecured Notes due 2030

•

Bolstered Warehouse Anywhere’s ecommerce solution through a partnership with Deliverr, a leading technology-enabled fulfillment organization, with the build-out of a micro-fulfillment center in Las Vegas and a second launched in Chicago in the first quarter of 2021

•

Launched “Rent Now 2.0,” the Company’s dynamic pricing, second generation, fully-digital rental platform that allows customers to self-serve and move into their storage unit with no human interaction; the new pricing alternatives allow customers to select a storage unit from one of three convenience and pricing-based tiers according to their individual needs and preferences

Company Response to COVID-19

The Company took a comprehensive approach to addressing the impact of the COVID-19 global health crisis on the Company, its employees and its customers. Management acted swiftly and decisively and implemented measures including:

•	increasing paid time off for employees for COVID-19 related reasons;

•	paying a special cash bonus to front line personnel;

•	instituting enhanced health plan changes to cover certain COVID-19 related costs;

•	installing counter standing acrylic screens (“sneeze guards”) and the provision of personal protective equipment (e.g. masks, gloves) to employees in certain stores;

•

minimizing employee contact by mobilizing support teams at the Company’s corporate headquarters to work from home and implementing social distancing and precautionary measures in all of the Company’s stores; and

•	temporarily pausing rate increases and auctions of non-paying customers for a period in 2020.

Life Storage, Inc. 2021 Proxy Statement

Governance of Executive Compensation.

What We Do:

✓ Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

✓   Mix of Awards. Our executive compensation program contains both cash and equity components and is weighted heavily toward long-term equity-based incentives, with a mix of these incentives among performance-based stock awards and restricted stock or restricted stock awards.

✓ Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to three times their respective base salaries.

✓   Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement.

✓ Double-Trigger Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.

✓ Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.

✓ Peer Group Comparison. With the help of independent compensation consultants, we annually analyze executive compensation relative to peer companies and published survey data for peer companies.

✓ Decisions by Independent Compensation Committee. Executive compensation is determined by committee of the Board comprised solely of independent directors.

✓ Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.
What We Do Not Do:

× No Tax Gross-Ups in Change in Control Agreements. Our severance agreements apply only in the event of a termination following a change in control and contain no tax gross-ups for NEOs.

× No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually and the decisions are based on market data provided by our independent compensation consultants.

× No Hedging and Pledging Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.

× No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

Life Storage, Inc. 2021 Proxy Statement

Compensation Philosophy

Our key goal in designing our executive compensation programs is to incentivize decisions and behavior that build long-term shareholder value. The following principles help guide us in designing our pay programs toward this end:

•	Reward performance that correlates to long-term shareholder value over time by shifting the majority of compensation to long-term incentive awards

•	Incentivize behaviors and performance that closely align with the Company’s strategic objectives and short- and long-range business plans and also tie to results

•	Encourage initiatives and results consistent with our governing principles, including DEI and ESG

•	Promote responsible risk taking in line with balance sheet and core value drivers

•	Utilize financial and operational quantitative metrics that are transparent and easily understood

•	Differentiate individual compensation based on current and prospective contributions and demonstrated leadership behaviors

•	Reference competitive market compensation information to appropriately compensate executives based on experience, skills and performance.

Compensation Components and Allocation of CEO 2020 Target Compensation

Our executive compensation program consists of three main components: base salary, annual cash incentive (bonus), and long-term incentive awards which include both time-based and performance-based equity awards. The Compensation and Human Capital Committee has also adopted guidelines for the structure and administration of these programs. Below are the components of our compensation program along with the relative weight of each component for our CEO:

Life Storage, Inc. 2021 Proxy Statement

2020 Components of Executive Compensation

Base Salary

The Compensation and Human Capital Committee annually reviews executive officer base salary levels, typically at the beginning of the year, with a goal of providing competitive, fixed cash compensation. The Compensation and Human Capital Committee generally seeks to maintain executive base salaries near the median level of salaries for comparable positions in the Compensation Peer Group (as defined below). Due to Life Storage’s continuing strong operating results, the comparison to external and internal pay levels, and expected increases in base pay of executives at the Compensation Peer Group companies and the rate of pay increases for our non-executive officers, the 2019 and 2020 base salaries for our NEOs serving as of December 31, 2020 were as follows:

Name	2019 Base Salary		2020 Base Salary	Difference

Joseph V. Saffire	$525,000	(1)	$600,000	$75,000

Andrew J. Gregoire	$420,000		$435,000	$15,000

Edward F. Killeen	$420,000		$435,000	$15,000

(1)	Reflects Mr. Saffire’s annualized base salary as the Company’s Chief Executive Officer effective March 1, 2019.

Annual Incentive Award

For 2020, our NEOs were eligible to earn annual incentive awards under Life Storage’s Annual Incentive Compensation Plan (the “Plan”). These annual awards are primarily based upon the level of achievement across a defined set of Company performance measures aligned with shareholder value creation and advancement of strategic goals, but individual awards may be modified (up or down) based on the NEO’s particular performance.

Under the Plan, the NEOs are entitled to annual bonuses based upon certain performance metrics set by the Compensation and Human Capital Committee. The three performance metrics under the Plan are based upon (i) achieving a percentage growth in “targeted” FFO (the “FFO Award Percentage”); (ii) achieving percentage increases in FFO per share that compare favorably to the growth achieved by publicly traded competitors of the Company (Public Storage, Extra Space Storage Inc., and CubeSmart) (the “Peer Companies Award Percentage”); and (iii) the participant’s overall performance for the year based upon factors determined by the Compensation and Human Capital Committee (the “Performance Award Percentage”). The maximum potential payout under these awards is 180% of each NEO’s respective base salary.

FFO is computed in accordance with the National Association of Real Estate Investment Trusts guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income. Under the Plan, the Compensation and Human Capital Committee may make adjustments to FFO to eliminate the impact of unusual and unforeseen factors. For

Life Storage, Inc. 2021 Proxy Statement

an explanation of how the Company calculates FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

FFO Award Percentage

The first metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The Company announced initial 2020 FFO guidance in October 2019. This release was more than three months earlier than typical to guide analysts and investors who had not adjusted their expectations for the recent positive changes in the Company’s self-storage portfolio. The initial 2020 FFO Target established in October 2019 was $4.00 per share. This initial FFO Target was established well in advance of the COVID-19 global health crisis. In April 2020, the executive officers presented a modestly revised base case 2020 FFO of $3.80 per share to the Board to reflect the unforeseen impact of the COVID-19 global health crisis and management’s response to protect the employees and customers of the Company.

The Company’s measures taken in response to the COVID-19 global health crisis to protect the Company, its employees and its customers had a negative impact on operating results which was not foreseen when the initial guidance was announced. In addition to the financial impact of management’s response, the Compensation and Human Capital Committee considered the retention of key employees in the approval of the revised base case 2020 FFO target. Actual 2020 adjusted FFO was $3.97 per share which was 104.5% of the revised base case 2020 FFO presented to the Board, yielding a payout on this award of 60% of each NEO’s respective base salary.

The Board independently assessed the 2020 FFO target and believed that the revised target was rigorous given the evolving business conditions. Given the level of uncertainty, the Compensation and Human Capital Committee also evaluated the payout schedule and determined that it was still appropriate given the updated goal and increased uncertainty.

Life Storage, Inc. 2021 Proxy Statement

Upon completion of the performance period, the Compensation and Human Capital Committee determined that the payout was appropriate given the 2020 accomplishments noted above, including self-storage sector leading TSR, 5.9% growth in adjusted FFO and strategic and operations improvements intended to continue driving positive operating results despite the global pandemic such as the roll-out of “Rent Now 2.0,” the Company’s second generation dynamic pricing, fully-digital rental platform that allows customers to self-serve and move into their storage units with no human interaction.

Peer Companies Award Percentage

The second metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the 12-months ending September 30 of the current year over the FFO per share for the Company for the same period of the previous year as compared with that of certain publicly traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, the following award percentages are earned based on the number of peer companies’ FFO Growth per share exceeded by the Company:

Number of Peer Companies’ FFO Growth per Share Exceeded by the Company	Award Percentage
Zero	0%
One	20%
Two	40%
Three	60%

In 2020, our FFO Growth per Share exceeded two of our peers’ FFO Growth per Share; therefore, each NEO received a payout on this award of 40% of each NEO’s respective base salary.

Performance Award Percentage

The third metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the Compensation and Human Capital Committee’s review of the participant’s overall performance for the year based upon factors determined by the Compensation and Human Capital Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income; results of expansions and enhancements; marketing innovations; monitoring and improving enterprise risk management and legal compliance programs; the use of funds from property dispositions; maintenance of cost control programs; financing growth including joint venture initiatives and improvements to short- and long-term debt structures; succession planning; results related to acquisition and disposition of properties; attention to human capital and ESG objectives; and such other matters as the Compensation and Human Capital Committee deems appropriate.

For 2020, the Compensation and Human Capital Committee awarded a bonus of 60% of base salary under this metric to each NEO. This award was based on a number of factors and accomplishments, including management’s response to the COVID-19 global health

Life Storage, Inc. 2021 Proxy Statement

crisis, wholly owned and joint venture acquisitions completed by the Company in 2020, the expansion of the Company’s third-party management business in 2020, and the increase in same store sales and net operating income.

2020 Compensation Program Outcomes

For 2020, Mr. Saffire received a cash bonus of $960,000 and Messrs. Gregoire and Killeen each received a cash bonus of $696,000. Such bonuses are comprised of:

•

Each of Messrs. Saffire, Gregoire and Killeen were paid a bonus equal to 60% of their base salaries with respect to the FFO metric based upon the Company’s actual adjusted FFO per share of $3.97 in 2020 compared to the revised FFO Target established in April 2020.

•

The Company’s FFO growth per share from 2019 to 2020 as defined by the Plan was approximately 5.9% which exceeded the FFO growth per share of two of the Peer Companies as defined in the Plan. Accordingly, the NEOs were each paid a bonus of 40% of their respective base salaries.

•

Based on discretionary performance evaluation, the Compensation and Human Capital Committee awarded Messrs. Saffire, Gregoire and Killeen a bonus of 60% of their respective base salaries for reasons further discussed above.

The following table shows the annual incentive bonus, including the respective formulaic and individual components, paid to each NEO serving as of December 31, 2020:

Name	Base Salary	Formulaic Component	Individual Component	Total Cash Compensation

Joseph V. Saffire	$600,000	$600,000	$360,000	$1,560,000

Andrew J. Gregoire	$435,000	$435,000	$261,000	$1,131,000

Edward F. Killeen	$435,000	$435,000	$261,000	$1,131,000

Long-Term Incentive Award

Each year, we grant our NEOs long-term equity-based incentive awards. The Compensation and Human Capital Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. The Compensation and Human Capital Committee seeks to balance time-based awards, which have an inherent retention incentive, with performance-based awards, which tie compensation to relative long-term Total Shareholder Return (”TSR”). Currently, our long-term equity-based incentive awards are in the form of restricted stock awards or performance-based awards. The Compensation and Human Capital Committee decided to evenly split the long-term grants

Life Storage, Inc. 2021 Proxy Statement

(considering performance-based awards at target) between time-based restricted stock awards and performance-based awards. The following illustrates Life Storage’s 2020 long-term incentive award structure:

When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation and Human Capital Committee generally reviews the comparison to the Compensation Peer Group, the relative value of each compensation element, the expense of such awards, and the impact on dilution. The Compensation and Human Capital Committee intends that long-term equity-based incentive award amounts approximate the median total direct compensation of the 2020 Compensation Peer Group if Life Storage’s performance falls at the median of its peers, with the ability to achieve above-median pay for superior performance. Accordingly, for 2020, the Compensation and Human Capital Committee evaluated competitive compensation data, Life Storage’s recent performance, and the role of each NEO in achieving Company objectives for long-term equity-based incentive award amounts for the other NEOs. Based on its evaluations and considering the market 50th percentile, the Compensation and Human Capital Committee approved the following time-based restricted stock and performance-based awards for the NEOs serving as of December 31, 2020:

Name	Restricted Stock #	Target Performance-Based #

Joseph V. Saffire	18,305	18,305

Andrew J. Gregoire	5,681	5,681

Edward F. Killeen	5,681	5,681

Time-Based Restricted Stock Awards

The time-based restricted stock awards granted on December 18, 2020 vest in five equal installments on December 18, 2021, December 18, 2022, December 18, 2023, December 18, 2024, and December 18, 2025, subject to continuous employment.

Performance-Based Awards

The performance-based awards granted on December 18, 2020 are subject to both continued service and relative TSR considerations. In order to better align executive officer compensation with shareholder interests and motivate management to increase

Life Storage, Inc. 2021 Proxy Statement

Company performance, our performance-based awards (1) include a single three-year performance period and a single award opportunity at the end of the three-year performance period, and (2) provide for a target number of performance-based awards, with the final number of shares earned ranging between 0% and 200% of the target level. Specifically, the TSR metric measures our total cumulative shareholder return for the three-year performance period relative to a performance peer group (the “Performance Peer Group”). For purposes of the awards, TSR is determined for the Company and each company in the Performance Peer Group by dividing (a) the sum of common stock price appreciation and dividends of the respective company during the performance period by (b) the common stock price of such company at the beginning of the performance period. The Compensation and Human Capital Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and Shareholders. For 2020, the Performance Peer Group changed slightly from 2019 as Liberty Property Trust and Mack-Cali Realty Corporation are no longer included in the Performance Peer Group. The 2020 Performance Peer Group includes Life Storage and the following companies:

2020 Performance Peer Group

Brandywine Realty Trust	EastGroup Properties Inc.	National Storage Affiliates Trust

Camden Property Trust	Extra Space Storage, Inc.	PS Business Parks, Inc.

Cousins Properties Incorporated	Lexington Realty Trust	STAG Industrial, Inc.

CubeSmart

The 2020 performance-based awards will be determined based on the TSR of each company in the 2020 Performance Peer Group as outlined above for the performance period beginning December 19, 2020, and ending December 18, 2023, with a single award opportunity at the end of the performance period. Specifically, payment of awards will be made in shares of Life Storage stock based on Life Storage’s relative TSR rank on December 18, 2023, as follows:

Payout Level	Performance Percentile Rank	Payout Factor

Maximum	100%	200%

	90%	180%

	81%	160%

	72%	140%

	63%	120%

Target	50%	100%

	45%	75%

	35%	50%

Threshold	25%	25%

	<25%	0%

Life Storage, Inc. 2021 Proxy Statement

Outcome of 2017 Long-term Performance Awards

In March 2020, the Compensation and Human Capital Committee determined the outcome of the long-term performance-based awards made to Messrs. Gregoire and Killeen on February 22, 2017 under the Company’s 2015 Award and Option Plan. These awards had a measurement period beginning on February 23, 2017 and ending on February 22, 2020, utilizing relative TSR as the performance criterion. Based on Life Storage’s relative performance ranking to the performance peer group described in the awards, Life Storage earned a performance factor of 140%. As such, each of Messrs. Gregoire and Killeen received 3,758 shares of the Company’s stock based upon these awards. The following table illustrates Life Storage’s relative ranking and performance payout for the February 2017 long-term performance-based awards:

Rank	Company	Vesting Percentage if Rank Achieved
1	EastGroup Properties, Inc.	200%
2	First Industrial Realty Trust, Inc.	188%
3	Mid-America Apartment Communities, Inc.	176%
4	PS Business Parks, Inc.	165%
5	Extra Space Storage Inc.	153%
6	Life Storage, Inc.	140%
7	National Retail Properties, Inc.	125%
8	CubeSmart	110%
9	Cousins Properties Incorporated	100%
10	Lexington Realty Trust	90%
11	Dow Jones Equity REIT Index	80%
12	Highwoods Properties, Inc.	70%
13	Public Storage	60%
14	Washington Real Estate Investment Trust	50%
15	Acadia Realty Trust	0%
16	Pennsylvania Real Estate Investment Trust	0%
17	Equity One, Inc.	0%

In January 2021, the Compensation and Human Capital Committee determined the outcome of the long-term performance-based awards made to the NEOs on December 29, 2017 under the Company’s 2015 Award and Option Plan. These awards had a measurement period beginning on December 30, 2017 and ending on December 29, 2020, utilizing relative TSR as the performance criterion. Based on Life Storage’s relative performance ranking to the performance peer group described in the awards, Life Storage earned a performance factor of 188%. As such, each of Messrs. Gregoire and Killeen

Life Storage, Inc. 2021 Proxy Statement

received 11,841 shares of the Company’s stock based upon these awards. The following table illustrates Life Storage’s relative ranking and performance payout for the December 2017 long-term performance-based awards:

Rank	Company	Vesting Percentage if Rank Achieved
1	EastGroup Properties, Inc.	200%
2	Life Storage, Inc.	188%
3	Extra Space Storage Inc.	175%
4	First Industrial Realty Trust, Inc.	162%
5	Mid-America Apartment Communities, Inc.	150%
6	CubeSmart	138%
7	Lexington Realty Trust	125%
8	Public Storage	112%
9	PS Business Parks, Inc.	100%
10	National Retail Properties, Inc.	50%
11	Dow Jones Equity REIT Index	25%
12	Cousins Properties Incorporated	0%
13	Highwoods Properties, Inc.	0%
14	Washington Real Estate Investment Trust	0%
15	Acadia Realty Trust	0%
16	Pennsylvania Real Estate Investment Trust	0%

Mr. Saffire did not receive any performance-based awards in 2017 as he was not yet a NEO of the Company during that time.

Other Compensation

In addition to the components of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure.

Severance Benefits

The Company has entered into employment agreements with each of the NEOs with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” within this Proxy Statement. In entering into these agreements, the Compensation and Human Capital Committee desired to assure that the Company would have the continued dedication of the NEOs, notwithstanding the possibility of a change in control, and to retain such NEOs in its employ. The Compensation and Human Capital Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the NEOs’ advice as to the best interests of the Company and without the concern that such NEO

Life Storage, Inc. 2021 Proxy Statement

might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the NEO, as set forth in the employment agreements, were determined based on the Compensation and Human Capital Committee’s business judgment, advice received by the Compensation and Human Capital Committee from its compensation consultant, and negotiations with each officer at the time of entering into the agreements.

Compensation Alignment, Strategy, and Execution

As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate, manage and finance self-storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity.

The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of shareholders. Compensation is designed to reward achievement of short- term goals and motivate the executive officers and other employees to create long- term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, improving operating efficiencies through technical innovation and developing additional revenue contributions through management of properties owned by third parties, and by expanding value-added services to individual and commercial customers.

The Compensation and Human Capital Committee has oversight responsibility in administering the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance regarding the Company’s overall executive compensation programs.

The Compensation and Human Capital Committee uses a consistent approach to determine the compensation of each NEO. Despite their different roles, the Compensation and Human Capital Committee considers the NEOs to be a team with complementary skill sets and expects them to work together to achieve Company objectives. Accordingly, the Company uses the same suite of compensation components for each of the NEOs in order to maintain executive alignment amongst the executive team. In making decisions on the individual compensation for each officer, the Compensation and Human Capital Committee also considers, among other items, specific job responsibility, title, performance and contributions made to the Company, competitive conditions and relationship of compensation to other officers. Overall, the compensation reflects the Compensation and Human Capital Committee’s team approach and reflects the Compensation and Human Capital Committee’s desire to have the NEOs work together to achieve common goals.

Life Storage, Inc. 2021 Proxy Statement

The Compensation and Human Capital Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon FFO, one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods, long-term performance-based awards, and a subjective element which provides the Compensation and Human Capital Committee with flexibility to meet changing needs and demands while accounting for cyclicality in the Company’s core business. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit ratings. The Compensation and Human Capital Committee adjusts the compensation policies from time to time to meet changing conditions. Over the last several years, the Company’s compensation programs for the NEOs have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the NEOs is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based upon other performance factors. The bonus is subject to a clawback in certain cases. Also, recent long- term incentive compensation grants have been made in a manner that directly links executive payouts with relative TSR.

In the Compensation and Human Capital Committee’s judgment, the Company’s compensation programs are directly related to the performance of executives. At the Company’s 2020 Annual Meeting, the Company held a non-binding Shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s Shareholders approved the compensation of the Company’s executive officers with approximately 97% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation and Human Capital Committee has reviewed the results of the 2020 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong Shareholder support and recent modifications the Compensation and Human Capital Committee made in compensation programs to directly reflect pay for performance, the Compensation and Human Capital Committee determined that fundamental changes in the Company’s compensation policies were not necessary in 2020. The Company has held an advisory vote on executive compensation every year since 2011. At the Company’s 2017 Annual Meeting, the Company’s Shareholders expressed a preference that advisory votes on executive compensation continue to occur every year. Consistent with this preference, the Board of Directors has determined to continue the practice of having such an advisory vote every year. The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Process for Determining Executive Compensation

The Compensation and Human Capital Committee generally reviews and makes its decisions regarding the annual compensation of our NEOs at its regular meetings each February. These decisions include determining annual incentive plan award payouts for the prior year’s performance and adjustments to base salary, establishing target incentive opportunities and applicable performance objectives for the current year’s annual incentive plan awards and granting long-term equity-based incentive awards for the current year. The Compensation and Human Capital Committee also adjusts compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status, significant corporate events, or for

Life Storage, Inc. 2021 Proxy Statement

competitive purposes. The Compensation and Human Capital Committee assesses each NEO’s impact during the year and overall value to Life Storage, specifically considering:

•	The NEO’s leadership skills;

•	Recommendations from our CEO (discussed in the following paragraphs) and the independent compensation consultant;

•	Impact on strategic initiatives;

•	Performance in the NEO’s primary area of responsibility;

•	The NEO’s role and trajectory in succession planning and development; and

•	Other intangible qualities that contribute to corporate and individual success.

Annually, our CEO provides the Compensation and Human Capital Committee with an evaluation of his own performance that is based, in large part, upon the Company’s performance, as well as his broad leadership roles as CEO and our lead representative to the investment community. The Compensation and Human Capital Committee evaluates our CEO on these and other criteria, and his total compensation package is determined entirely by the Compensation and Human Capital Committee, based on its evaluation and input from the compensation consultant, and reflects his performance, Life Storage’s performance and competitive industry practices. Each year, our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation and Human Capital Committee. In developing his recommendations, the CEO considers input from internal compensation experts, as well as performance against the Company’s performance metrics and each NEO’s performance against his or her individualized goals. The compensation consultant reviews and provides comments to the Compensation and Human Capital Committee on our CEO’s recommendations.

2020 Compensation Peer Group

The Compensation and Human Capital Committee refers to data regarding compensation awarded to similarly situated officers by companies in the Compensation Peer Group (as defined below) to ensure that our NEOs’ base salaries, target annual incentive award opportunities and equity grants are competitive and reasonably aligned to the external market. This Peer Group is intended to reflect North American based REITs that compete with Life Storage for executive talent and have comparable activity/scope of operations (the “Compensation Peer Group”). This group was developed taking into consideration metrics including revenue, market capitalization, enterprise value, investment strategy, earnings before interest, taxes, depreciation and amortization (“EBITDA”), comparability of asset portfolio, optical perspectives and the availability of compensation data. The composition of the Compensation Peer Group is reviewed annually to ensure competitive alignment and comparability. For 2020, in order for Life Storage to rank at or close to the median of the Compensation Peer Group with respect to the key metrics of revenue,

Life Storage, Inc. 2021 Proxy Statement

market capitalization and enterprise value, the Compensation and Human Capital Committee, in consultation with its independent compensation consultant, made adjustments to the 2019 Compensation Peer Group is as follows:

Company	2019 Peer Group	2020 Peer Group
Brandywine Realty Trust		●
Camden Property Trust		●
Cousins Properties Incorporated	●	●
CubeSmart	●	●
EastGroup Properties, Inc.	●	●
Extra Space Storage Inc.	●	●
Lexington Realty Trust	●	●
Liberty Property Trust		●
Mack-Cali Realty Corporation		●
National Storage Affiliates Trust	●	●
PS Business Parks, Inc.	●	●
STAG Industrial, Inc.		●

2021 Named Executive Officer Compensation Changes

2021 Compensation Peer Group

The Compensation and Human Capital Committee and Longnecker & Associates (“Longnecker” or our “Independent Consultant”) reviewed the construct of the 2020 Compensation Peer Group in the fall of 2020 in order to prepare forward-looking compensation programs for 2021. Based upon this review and market conditions, Longnecker recommended adjustments be made to the 2020 Compensation Peer Group. The following illustrates Longnecker’s recommendations for Life Storage’s 2021 Compensation Peer Group:

Company	2020 Peer Group	2021 Peer Group
Brandywine Realty Trust	●	●
Camden Property Trust	●	●
Cousins Properties Incorporated	●	●
CubeSmart	●	●
EastGroup Properties, Inc.	●	●
Extra Space Storage Inc.	●	●
Lexington Realty Trust	●	●
Liberty Property Trust	●
Mack-Cali Realty Corporation	●
National Storage Affiliates Trust	●	●
PS Business Parks, Inc.	●	●
STAG Industrial, Inc.	●	●

Life Storage, Inc. 2021 Proxy Statement

2021 Base Salary

The Compensation and Human Capital Committee, with advice from Longnecker, determined that modest merit-based increases to our NEOs’ base salary rates for 2021 were warranted. In determining the amount of the base salary increases for 2021, the Compensation and Human Capital Committee considered the current 2021 organizational outlook, the relative nature of internal and external pay levels, and expected increases in base pay of executives within the 2020 Compensation Peer Group companies in order to determine 2021 levels. The following outlines the approved base salary levels for Life Storage’s NEO’s for 2021:

Name	2020 Base Salary	2021 Base Salary	Difference
Joseph V. Saffire	$600,000	$680,000	$80,000
Andrew J. Gregoire	$435,000	$450,000	$15,000
Edward F. Killeen	$435,000	$450,000	$15,000

Independent Compensation Consultant

Under its charter, the Compensation and Human Capital Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant. After an extensive review of proposals from several leading compensation consultants, such committee determined to retain Longnecker as its independent compensation consultant. The Compensation and Human Capital Committee did not engage any other consultants to provide executive compensation consulting services on its behalf during the 2020 fiscal year. Our Independent Consultant assists the Compensation and Human Capital Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. For 2020, Longnecker’s services included providing an annual analysis of the compensation of our officers and directors, and their counterparts at peer companies. The analysis compares each element of compensation and total direct compensation awarded by Life Storage and by our peers to our respective executive officers and directors. In addition, for 2020, Longnecker helped the Compensation and Human Capital Committee consider the allocation between annual incentive pay and long-term equity-based compensation and between the types of long-term equity-based incentive awards. Longnecker reports exclusively to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews Longnecker’s independence on an annual basis. In 2020, as in previous years, the Compensation and Human Capital Committee determined that there were no conflicts of interest involving Longnecker as a result of any current, historical, or pending engagement. Specifically, the Compensation and Human Capital Committee determined that Longnecker was an independent adviser based on the following considerations:

•	Our Independent Consultant supplies no services to Life Storage other than those as advisor to the Compensation and Human Capital Committee.

•

Our Independent Consultant has implemented a stock trading policy to prevent its consultants from trading client stock inside of client black-out trading periods. Additionally, if any consultants purchase Life Storage stock, the owners of Longnecker must be notified as well as Life Storage.

Life Storage, Inc. 2021 Proxy Statement

•

Neither Longnecker nor its representatives to Life Storage maintains any business or personal relationship with any Life Storage executive officer or Compensation and Human Capital Committee member that would adversely impact our Independent Consultant’s independence or that would create any conflict of interest.

•	Neither our Independent Consultant nor its representatives to Life Storage (including their immediate family members) owns any Life Storage stock.

•	Life Storage’s fees to its Independent Consultant in 2020 amounted to less than 1% of Longnecker’s total 2020 annual revenue.

The Compensation and Human Capital Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Stock Ownership Guidelines

The Compensation and Human Capital Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our Shareholders. We have implemented stock ownership guidelines that require NEOs to maintain consistent ownership of Life Storage stock based on three times the executive’s annual base salary. Each NEO has met these guidelines.

Policies and Practices Related to Risk Management

The Compensation and Human Capital Committee has discussed and analyzed the concept of risk as it relates to our compensation programs and believes that our compensation programs do not encourage excessive and unnecessary risk-taking. The Compensation and Human Capital Committee, with the assistance of Longnecker, arrived at this conclusion for the following reasons:

•

Although the majority of the compensation provided to our executives is variable and linked to performance, we believe an appropriate portion of their total compensation is fixed. The fixed (salary) portion provides a steady income regardless of Life Storage’s stock performance and allows executives to focus on our business without an excessive emphasis on our stock price performance.

•

Our annual incentive plan awards are determined based on Company and individual performance measures, both operational and strategic, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company goals are designed to ensure a proper balance between stock performance, operational measures and strategic goals. In addition, the Compensation and Human Capital Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections, and market conditions. Moreover, our annual incentive plan awards are subject to maximum payout caps that limit the amount an executive may earn for certain of the operational measures.

Life Storage, Inc. 2021 Proxy Statement

•

A portion of our long-term equity-based incentive awards consists of time-based restricted stock awards, which vest over three to five years and retain value even in a depressed market, so executives are less likely to take unreasonable risks. Another portion (50% of the total award value in the case of our NEOs for 2020) consists of performance-based awards that measure our TSR over a specified period relative to the TSR performance of certain peer companies over the same period, which encourages a longer-term focus.

•	Our stock ownership guidelines reduce the likelihood of unnecessary risk-taking because our executive officers are required to own a meaningful amount of Life Storage stock.

In light of the above, the Compensation and Human Capital Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Life Storage’s sustained long-term growth and performance.

Life Storage, Inc. 2021 Proxy Statement

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph V. Saffire (4)	2020	$600,000	-	$2,877,751	$960,000	$4,703	$4,442,454
Chief Executive Officer	2019	$508,846	-	$2,438,457	$551,250	$4,620	$3,503,173
	2018	$342,467	-	$1,646,280	$440,000	$4,455	$2,433,202

Andrew J. Gregoire	2020	$435,000	-	$893,079	$696,000	$4,703	$2,028,782
Chief Financial Officer and Secretary	2019	$420,000	-	$829,100	$441,000	$4,620	$1,694,720
	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555

Edward F. Killeen	2020	$435,000	-	$893,079	$696,000	$4,703	$2,028,782
Chief Operating Officer	2019	$420,000	-	$829,100	$399,000	$4,620	$1,652,720
	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares or awards granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2020 relate to (i) a long-term incentive award of 18,305 restricted shares awarded to Mr. Saffire and a long-term incentive award of 5,681 restricted shares awarded to each Messrs. Gregoire and Killeen on December 18, 2020, and (ii) the target award of 18,305 performance-based awards issued to Mr. Saffire and the target award of 5,681 performance-based awards issued to each Messrs. Gregoire and Killeen on December 18, 2020.

The amounts shown in this column for 2019 relate to (i) a long-term incentive award of 17,748 restricted shares awarded to Mr. Saffire and a long-term incentive award of 6,035 restricted shares awarded to each Messrs. Gregoire and Killeen on December 19, 2019, and (ii) the target award of 17,748 performance-based awards issued to Mr. Saffire and the target award of 6,035 performance-based awards issued to each Messrs. Gregoire and Killeen on December 19, 2019.

The amounts shown in this column for 2018 relate to (i) a long-term incentive award of 5,799 restricted shares awarded to Mr. Saffire on May 7, 2018, (ii) the target award of 5,799 performance-based awards issued to Mr. Saffire on May 7, 2018, (iii) a long-term incentive award of 7,635 shares awarded to Mr. Saffire and 6,318 restricted shares awarded to each Messrs. Gregoire and Killeen on December 18, 2018, and (iv) the target award of 7,635 performance-based awards issued to Mr. Saffire and the target award of 6,318 performance-based awards issued to each Messrs. Gregoire and Killeen on December 18, 2018.

Life Storage, Inc. 2021 Proxy Statement

For more information on these awards, see “Compensation Discussion and Analysis-2020 Components of Executive Compensation” and the “Grants of Plan-Based Awards for 2020” table below. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Notes 2 and 9 to our 2020 consolidated financial statements contained in our 2020 Annual Report. The value of the performance-based awards issued in 2020 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$2,855,502, Messrs. Gregoire and Killeen each—$886,158. The value of the performance-based awards issued in 2019 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$2,376,812, Messrs. Gregoire and Killeen each—$808,140. The value of the performance-based awards issued in 2018 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$1,573,514, Messrs. Gregoire and Killeen each—$785,622. The value of the performance-based awards is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2020 represent cash payments for 2020 performance made in March 2021 to the named executive officers serving as of December 31, 2020 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2019 represent cash payments for 2019 performance made in March 2020 to the named executive officers serving as of December 31, 2019 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2018 represent cash payments for 2018 performance made in March 2019 to the named executive officers serving as of December 31, 2018 under the Company’s annual incentive compensation plan. For more information on these 2020, 2019, and 2018 awards, see “Compensation Discussion and Analysis-2019 Components of Executive Compensation.”

(3)	“All Other Compensation” includes the following:

Name		401(k) Match	Dividends on Restricted Stock	Total “All Other Compensation”
Joseph V. Saffire	2020	$4,703	-	$4,703
	2019	$4,620	-	$4,620
	2018	$4,455	-	$4,455

Andrew J. Gregoire	2020	$4,703	-	$4,703
	2019	$4,620	-	$4,620
	2018	$4,455	$28,310	$32,765

Edward F. Killeen	2020	$4,703	-	$4,703
	2019	$4,620	-	$4,620
	2018	$4,455	$28,310	$32,765

(4)

On March 1, 2019, Mr. Saffire succeeded Mr. David Rogers as Chief Executive Officer upon Mr. Rogers’ retirement. Prior to his appointment as Chief Executive Officer, Mr. Saffire served as the Company’s Chief Investment Officer.

Life Storage, Inc. 2021 Proxy Statement

Grant of Plan-Based Awards for 2020

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Joseph V. Saffire	12/18/20	-	-	-	-	-	-	18,305 (3)	$1,450,000
	12/18/20 (4)	-	-	-	4,576	18,305	36,609	-	$1,427,751
	N/A	-	-	$1,080,000	-	-	-	-	-
Andrew J. Gregoire	12/18/20	-	-	-	-	-	-	5,681 (3)	$450,000
	12/18/20 (4)	-	-	-	1,420	5,681	11,363	-	$443,079
	N/A	-	-	$783,000	-	-	-	-	-
Edward F. Killeen	12/18/20	-	-	-	-	-	-	5,681 (3)	$450,000
	12/18/20 (4)	-	-	-	1,420	5,681	11,363	-	$443,079
	N/A	-	-	$783,000	-	-	-	-	-

(1)

This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2020 performance. The Plan includes no threshold or target awards. For more information on these awards, see “Compensation Discussion and Analysis-2020 Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)	Restricted shares issued in December 2020, with 20% of such shares vesting each year over a five-year period. Such shares were issued under the 2015 Award and Option Plan.

(4)

Performance-based awards issued in December 2020. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(5)	Amount represents full grant date fair value of awards granted in 2020 computed in accordance with FASB ASC Topic 718.

Life Storage, Inc. 2021 Proxy Statement

Outstanding Equity Awards at December 31, 2020

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Joseph V. Saffire	-	-	-	750	$59,693	(3)	-	-
	-	-	-	-	-	(4)	11,598	$923,085
	-	-	-	1,932	$153,768	(5)	-	-
	-	-	-	-	-	(6)	15,270	$1,215,339
	-	-	-	2,547	$202,716	(7)	-	-
	-	-	-	-	-	(8)	35,496	$2,825,127
	-	-	-	14,199	$1,130,098	(9)	-	-
	-	-	-	-	-	(10)	36,609	$2,913,710
	-	-	-	18,305	$1,456,895	(11)	-	-
Andrew J. Gregoire	-	-	-	1,077	$85,718	(12)	-	-
	-	-	-	-	-	(13)	12,597	$1,002,595
	-	-	-	-	-	(6)	12,636	$1,005,699
	-	-	-	2,106	$167,617	(14)	-	-
	-	-	-	-	-	(8)	12,069	$960,572
	-	-	-	4,829	$384,300	(15)	-	-
	-	-	-	-	-	(10)	11,363	$904,381
	-	-	-	5,681	$452,151	(16)	-	-
Edward F. Killeen	-	-	-	1,077	$85,718	(12)	-	-
	-	-	-	-	-	(13)	12,597	$1,002,595
	-	-	-	-	-	(6)	12,636	$1,005,699
	-	-	-	2,106	$167,617	(14)	-	-
	-	-	-	-	-	(8)	12,069	$960,572
	-	-	-	4,829	$384,300	(15)	-	-
	-	-	-	-	-	(10)	11,363	$904,381
	-	-	-	5,681	$452,151	(16)	-	-

(1)	Market value of unvested shares is based on the Company’s closing stock price of $79.59 on December 31, 2020.

Life Storage, Inc. 2021 Proxy Statement

(2)	Market value assuming maximum performance award is earned and is based on the Company’s closing stock price of $79.59 on December 31, 2020.

(3)	Restricted shares vest at a rate of 375 shares per year through 2022.

(4)

Performance-based awards issued in May 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(5)	Restricted shares vest at a rate of 1,932 shares per year through 2021.

(6)

Performance-based awards issued in December 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(7)	Restricted shares vest at a rate of 2,547 shares per year through 2021.

(8)

Performance-based awards issued in December 2019. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(9)	Restricted shares vest at a rate of 3,550 shares per year through 2024.

(10)

Performance-based awards issued in December 2020. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(11)	Restricted shares vest at a rate of 3,661 shares per year through 2025.

(12)	Restricted shares vest at a rate of 539 shares per year through 2022.

Life Storage, Inc. 2021 Proxy Statement

(13)

Performance-based awards issued in December 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. On January 7, 2021, the Compensation and Human Capital Committee determined that 188% of these shares vested.

(14)	Restricted shares vest at a rate of 2,106 shares per year through 2021.

(15)	Restricted shares vest at a rate of 1,207 shares per year through 2024.

(16)	Restricted shares vest at a rate of 1,136 shares per year through 2025.

Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph V. Saffire	-	-	8,402	$617,596
Andrew J. Gregoire	-	-	5,950	$469,825
Edward F. Killeen	-	-	5,950	$469,825

(1)	Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Gregoire, Killeen, and Saffire. The agreements with Messrs. Gregoire, and Killeen were initially entered into in 1999 and were amended and restated effective January 1, 2009 and again amended and restated in full on November 1, 2017. Mr. Saffire’s employment agreement was entered into on November 1, 2017 at the time of his commencement of employment with the Company.

Employment Agreements of Messrs. Saffire, Gregoire and Killeen

The employment agreements of Messrs. Saffire, Gregoire, and Killeen each have an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days’ prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by providing 60 days’ prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

The employment agreements of Messrs. Saffire, Gregoire, and Killeen each provide for severance payments in the event the executive’s employment is terminated by the

Life Storage, Inc. 2021 Proxy Statement

Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the salary and bonus paid to such executive in the prior calendar year. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control.” If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreements of Messrs. Saffire, Gregoire, and Killeen also each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, the executive shall be paid a severance equal to two and one-half (2.5) times the salary and bonus paid to such executive in the prior calendar year. Such severance shall be paid in a lump sum.

The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 30 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.”

Upon any termination of employment, Messrs. Saffire, Gregoire, and Killeen would also be entitled to accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. No severance benefits are payable, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

The tables below reflect the amount of compensation to each of Messrs. Saffire, Gregoire, and Killeen in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2020.

Life Storage, Inc. 2021 Proxy Statement

Potential Payments and Benefits upon Termination of Employment Without Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire, Gregoire, or Killeen without a “change of control,” such executive will be entitled to receive the following benefits:

Joseph V. Saffire [1]
Cash Severance	$3,120,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	45,252

Total	$3,165,252

Andrew J. Gregoire [1]
Cash Severance	$2,262,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	45,252

Total	$2,307,252

Edward. F. Killeen [1]
Cash Severance	$2,262,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	20,855

Total	$2,282,855

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2020. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

[2]

After termination by the Company without “cause,” or termination by the executive for “good reason,” each of Messrs. Saffire, Gregoire, and Killeen will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Mr. Saffire was issued performance-based awards on May 7, 2018, December 18, 2018, December 19, 2019, and December 18, 2020 with performance periods ending May 7, 2021, December 18, 2021, December 19, 2022, and December 18, 2023, respectively. Each of Messrs. Gregoire and Killeen were issued performance-based awards on December 18, 2018, December 19, 2019, and December 18, 2020 with performance periods ending December 18, 2021, December 19, 2022, and December 18, 2023, respectively.

Life Storage, Inc. 2021 Proxy Statement

Potential Payments and Benefits upon Termination of Employment with Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire, Gregoire, and Killeen within 24 months following a “change in control,” such executive is entitled to receive the following benefits:

Joseph V. Saffire [1]
Cash Severance	$3,900,000
Acceleration of Equity Awards [2]	3,003,169
Continued Employee Welfare Benefits	56,565

Total	$6,959,734

Andrew J. Gregoire [1]
Cash Severance	$2,827,500
Acceleration of Equity Awards [2]	1,089,786
Continued Employee Welfare Benefits	56,565

Total	$3,973,851

Edward. F. Killeen [1]
Cash Severance	$2,827,500
Acceleration of Equity Awards [2]	1,089,786
Continued Employee Welfare Benefits	26,068

Total	$3,943,354

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2020. Equity awards are valued based upon the closing market price of the Company common stock as of December 31, 2020. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Internal Revenue Code.

[2]

After termination by the Company within 24 months following a ”change in control,” each of Messrs. Saffire, Gregoire, and Killeen will also be entitled to receive performance-based awards determined as if the date that the “change in control” occurs were the last day of the performance periods of the awards. Mr. Saffire was issued performance-based awards on May 7, 2018, December 18, 2018, December 19, 2019, and December 18, 2020 with performance periods ending May 7, 2021, December 18, 2021, December 19, 2022, and December 18, 2023, respectively. Each of Messrs. Gregoire and Killeen were issued performance-based awards on December 18, 2018, December 19, 2019, and December 18, 2020 with performance periods ending December 18, 2021, December 19, 2022, and December 18, 2023, respectively.

Certain Definitions

For purposes of all the employment agreements described above, the following terms have the meanings set forth below:

“cause” generally means a material breach of the executive’s duties under the executive’s employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

Life Storage, Inc. 2021 Proxy Statement

“change in control” generally includes:

(i)	the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii)

approval by the Shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

(iii)

approval by the Shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common Shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv)	approval by the Shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v)

a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s Shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi)	more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“good reason” generally means:

(i)	a material change in the executive’s duties and responsibilities or a change in the executive’s title or position without the executive’s consent;

(ii)	there arises a requirement that the services required to be performed by the executive would necessitate the executive to move his residence at least 50 miles from the Buffalo, New York area;

(iii)	a material reduction by the Company in the executive’s compensation or benefits;

(iv)	a material breach of the employment agreement by the Company; or

(v)	the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Life Storage, Inc. 2021 Proxy Statement

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) adopted a rule requiring annual disclosure of the ratio of the Company’s median employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer (“PEO”), Joseph Saffire, CEO.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2020 and examined total cash compensation paid to each such employee during 2020 including cash paid for employer 401(k) match and cash paid by the Company for health insurance premiums as is consistent with the calculation of compensation for the Named Executive Officers of the Company. Cash compensation was annualized for those employees as of December 31, 2020 who were not employed for the full year. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant equity awards to employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation of such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table for 2020 included in this Proxy Statement. The ratio of annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Median employee’s annual total compensation	$33,100

Annual total compensation of Mr. Joseph Saffire, our PEO	$4,442,454

Ratio of Mr. Joseph Saffire’s annual total compensation to the median employee’s annual total compensation	134 to 1

Life Storage, Inc. 2021 Proxy Statement

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation and Human Capital Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation and Human Capital Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into the 2020 Annual Report.

Compensation and Human Capital Committee

STEPHEN R. RUSMISEL, CHAIR

MARK G. BARBERIO

CHARLES E. LANNON

DANA HAMILTON

SUSAN HARNETT

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2021 Proxy Statement

PROPOSAL 4. PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our Shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section above. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year.

As described in greater detail in the “Compensation Discussion and Analysis” section, we seek to closely align the interests of the Named Executive Officers with the interests of our Shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our Shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation and Human Capital Committee has initiated a number of changes to better align management and Shareholder interests. Recent Compensation and Human Capital Committee actions include the following:

•

Since 2010, the Company has had in effect a performance-based Annual Incentive Compensation Plan for Executive Officers. This plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation and Human Capital Committee’s evaluation of a number of other metrics which can be changed by the Compensation and Human Capital Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, to the extent that the Compensation and Human Capital Committee deems appropriate, if they result from restated financial statements of the Company due to a recipient’s misconduct, and that the Compensation and Human Capital Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

•

The Compensation and Human Capital Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive officers and total return to Shareholders. A portion of such awards since 2011 have been made in the form of performance-based awards which are earned based upon the Company’s relative total shareholder return compared to certain peer companies.

Life Storage, Inc. 2021 Proxy Statement

•

Formal minimum share ownership requirements have been adopted for Named Executive Officers and members of the Board of Directors of the Company. This requirement reflects the Compensation and Human Capital Committee’s commitment to ensure alignment of management and Shareholder interests.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with Shareholders’ interests. Accordingly, the Board of Directors recommends that Shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the Shareholders of Life Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Life Storage, Inc. 2021 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2021 Proxy Statement

CERTAIN TRANSACTIONS

Michael Rogers and John Rogers are brothers of Mr. David L. Rogers and are employees of the Company. In 2020, Michael Rogers was paid a base salary and bonus of approximately $607,000. Additionally, in 2020, Michael Rogers was granted 5,267 shares of restricted stock which vest ratably over a period of five years and performance-based awards with a maximum potential award of 4,236 shares of Company stock based on the Company’s total shareholder return over a three-year period as compared to its peer group (such amounts have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021). His 2021 salary is approximately $318,000. Additionally, in January 2021, Michael Rogers was granted performance-based awards with a maximum potential award of 7,500 shares of Company stock based on the Company’s total shareholder return over a three-year period as compared to its peer group (such amounts have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021). In 2020, John Rogers was paid a base salary and bonus of approximately $185,000. His 2021 salary is approximately $178,000. The Company has entered into agreements with Michael Rogers and John Rogers which provide for a severance payment by the Company in the event they are terminated from employment after a change of control of the Company. The severance payment is equal to two times their salary and bonus for the prior calendar year. Such agreements are consistent with agreements with similarly situated employees of the Company.

Frederick G. Attea is Senior Counsel at the law firm of Phillips Lytle LLP, which has represented the Company since its inception and is currently representing the Company and various joint ventures in which the Company has an ownership interest. Mr. Frederick G. Attea married Mr. Saffire’s mother-in-law in September 2017. For 2020, Phillips Lytle LLP’s legal fees for services rendered to the Company and to the various joint ventures in which the Company has ownership interests totaled $1,722,822.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related-party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE

2022 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2022 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December •, 2021.

The Company’s By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an annual meeting. Only a Shareholder of record entitled to vote at an annual meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a Shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day (i.e. November •, 2021) nor later than the 120th day (i.e. December •, 2021) prior to the first anniversary of the

Life Storage, Inc. 2021 Proxy Statement

date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a Shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Life Storage, Inc. 2021 Proxy Statement

VOTING AND VIRTUAL MEETING INFORMATION

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting to be held virtually over the Internet on Thursday, May 27, 2021 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. This Proxy Statement and form of proxy are first being made available to Shareholders on April •, 2021.

Shareholders of record may vote by (i) using the toll-free telephone number shown on the proxy card, (ii) voting via the Internet at the address shown on the proxy card, or (iii) marking, dating, signing and returning a paper proxy card. Returning your completed proxy will not prevent you from voting these shares at the Annual Meeting should you wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. Even if you plan to attend the Annual Meeting over the Internet, we recommend that you submit your proxy card or voting instructions, or that you vote your shares by telephone or through the Internet, so that your vote will be counted if you later decide not to attend the Annual Meeting.

We have designed our virtual meeting such that shareholders have equivalent rights to participate and ask and hear management’s responses to appropriate questions as they had at our prior in-person meetings. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions in writing during the meeting by visiting www.virtualshareholdermeeting.com/LSI2021 and entering your unique voter identification number. As was the case at our prior in-person meetings, to ensure the meeting is conducted in a manner that is fair to all shareholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem personal, profane or otherwise inappropriate. Instructions for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/LSI2021.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number at 844-986-0822 (US) or 303-562-9302 (International).

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for use at the Annual Meeting, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a Shareholder

Life Storage, Inc. 2021 Proxy Statement

as of March 30, 2021, the record date fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our Shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the “2020 Annual Report”) includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 23, 2021, excluding exhibits. On or about April •, 2021, we mailed you a notice containing instructions on how to access this Proxy Statement and our 2020 Annual Report and vote over the Internet. If you received the notice by mail, you will not receive a printed copy of the proxy materials in the mail. The notice instructs you on how you may submit your proxy. If you received the notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials in the notice.

All Shareholders receiving this Proxy Statement should have also received a paper copy or access to an electronic copy of the 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020. Shareholders may request a free copy of our 2020 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Life Storage, 6467 Main Street, Williamsville, NY 14221, Attention: Investor Services. Alternatively, Shareholders can access the 2020 Annual Report on Form 10-K and other financial information on Life Storage’s “Investor Relations” section of its website at lifestorage.com.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on March 30, 2021 are entitled to notice of, to vote at, and to participate in the Annual Meeting and at all adjournments thereof. At the close of business on March 30, 2021, there were 76,423,796 shares of the Company’s common stock (“Common Stock”) issued and outstanding. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners

Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting

Life Storage, Inc. 2021 Proxy Statement

firm, without instructions from the beneficial owner of those shares. The election of directors, the proposal to amend the Charter of the Company to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, and the non-binding vote on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 27, 2021

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

Life Storage, Inc. 2021 Proxy Statement

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF LIFE STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 (the “2020 10-K”) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ANDREW J. GREGOIRE, SECRETARY, LIFE STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 2020 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.lifestorage.com).

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

April •, 2021

Life Storage, Inc. 2021 Proxy Statement

Exhibit A

LIFE STORAGE, INC.

ARTICLES OF AMENDMENT

Life Storage, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Section 7.1 in its entirety and adding a new Section 7.1 to read as follows:

Section 7.1    Authorized Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue (the “Shares”) is 210 million (210,000,000) shares, consisting of (i) ten million (10,000,000) shares of preferred stock, par value $.01 per share (“Preferred Shares”) and (ii) two hundred million (200,000,000) shares of common stock, par value $.01 per share (“Common Shares”). The Common Shares and Preferred Shares are collectively referred to herein as the “Equity Shares.” The aggregate par value of all classes of stock the Corporation shall have authority to issue is $2,100,000.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by the Maryland General Corporation Law (the “MGCL”).

THIRD: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 110,000,000 shares of stock, consisting 100,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which 250,000 shares were classified as Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The aggregate par value of all shares of stock having par value was $1,100,000.

FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 210,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, of which 250,000 shares were classified as Series A Preferred Stock. The aggregate par value of all shares of stock having par value is $2,100,000.

FIFTH: The information required by Section 2-607(b)(2)(i) of MGCL is not changed by the foregoing amendment of the Charter.

SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this [        ] day of May, 2021.

ATTEST:	LIFE STORAGE, INC.

	By:		(SEAL)
Name:		Name:
Title:		Title:

LIFE STORAGE, INC. 6467 MAIN ST. WILLIAMSVILLE, NY 14221

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LSI2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44498-P53679                    KEEP  THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFE STORAGE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of directors:	☐	☐	☐

Nominees:

01) Mark G. Barberio 05) Dana Hamilton
02) Joseph V. Saffire 06) Edward J. Pettinella
03) Stephen R. Rusmisel 07) David L. Rogers
04) Arthur L. Havener, Jr. 08) Susan Harnett

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.					☐	☐	☐

3.	Proposal to amend the Charter of the Company to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.					☐	☐	☐

4.	Proposal to approve the compensation of the Company’s executive officers.					☐	☐	☐

Intheir discretion, the proxies are authorized to vote upon any matters of business which may properly come before the meeting, or any adjournment(s) thereof.

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D44499-P53679

LIFE STORAGE, INC.

Annual Meeting of Shareholders

May 27, 2021 9:00 AM

This proxy is solicited by the Board of Directors

Joseph V. Saffire, Andrew J. Gregoire and Edward F. Killeen, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on March 30, 2021 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held virtually via live webcast at www.virtualshareholdermeeting.com/LSI2021, on May 27, 2021 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3, and for Proposal 4.

Continued and to be signed on reverse side